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                                                                EXHIBIT 10(iii)C
================================================================================

                         MASTER PARTICIPATION AGREEMENT

                            Dated as of April 3, 1998

                                      among

                  ASSET XVI HOLDINGS COMPANY, L.L.C., as Lessor

                      EAGLE USA AIRFREIGHT, INC., as Lessee

                                       and

                        BANK ONE, TEXAS, N.A., as Lender

                  ---------------------------------------------

                                 Lease Financing
                         for Eagle USA Airfreight, Inc.
                          Corporate Real Estate Program


================================================================================


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                                TABLE OF CONTENTS
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SECTION 1   DEFINITIONS; INTERPRETATION...........................................................................1

SECTION 2   ACQUISITION, CONSTRUCTION AND LEASE; LOAN; NATURE OF TRANSACTION......................................1
         SECTION 2.1  Agreement to Acquire, Construct, Fund and Lease.............................................1
         SECTION 2.2  Funding of Property Costs; Loan and Contribution............................................2
         SECTION 2.3  Nature of Transaction.......................................................................4
         SECTION 2.4  Amounts Due Hereunder and Under Lease and Loan
                            Agreement.............................................................................5
         SECTION 2.5  Controlling Agreements......................................................................6
         SECTION 2.6  Permitted Applications of Loan Advances and Contribution
                            Advances..............................................................................6
         SECTION 2.7  Covenants Concerning Construction...........................................................6

SECTION 3   CONDITIONS PRECEDENT; DOCUMENTS.......................................................................9
         SECTION 3.1  Conditions to the Obligations of the Lessor and the Lender on
                            the Closing Date......................................................................9
         SECTION 3.2  Conditions to the Obligations of the Lessor and the Lender on
                            each Parcel Closing Date.............................................................11
         SECTION 3.3  Conditions to Subsequent Fundings..........................................................16
         SECTION 3.4  Completion Date Conditions.................................................................19
         SECTION 3.5  Conditions to the Obligations of the Lessee................................................21
         SECTION 3.6  Appraisal..................................................................................21


SECTION 4   REPRESENTATIONS AND COVENANTS........................................................................22
         SECTION 4.1  Representations of the Lessee..............................................................22
         SECTION 4.2  Representations and Covenants of the Lessor................................................24
         SECTION 4.3  Covenant of Lender.........................................................................26
         SECTION 4.4  Tax Treatment..............................................................................26
         SECTION 4.5  Repayment Obligation of Closing Date Costs.................................................27

SECTION 5   COVENANTS OF THE LESSEE..............................................................................27
         SECTION 5.1  Qualification as to Corporate Status.......................................................27
         SECTION 5.2  Further Assurances.........................................................................27
         SECTION 5.3  Reporting..................................................................................27
         SECTION 5.4  Financial Covenants of Lessee..............................................................29
         SECTION 5.5  Affirmative Covenants of Lessee............................................................30



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SECTION 6   TRANSFERS BY LESSOR AND LENDER.......................................................................31
         SECTION 6.1  Lessor Transfers...........................................................................31
         SECTION 6.2  Lender Transfers...........................................................................31

SECTION 7   INDEMNIFICATION......................................................................................31
         SECTION 7.1  General Indemnification....................................................................31
         SECTION 7.2  Environmental Indemnity....................................................................33
         SECTION 7.3  Proceedings in Respect of Claims...........................................................34
         SECTION 7.4  General Tax Indemnity......................................................................36
         SECTION 7.5  Increased Costs, etc.......................................................................41
         SECTION 7.6  End of Term Indemnity......................................................................42
         SECTION 7.7  Exculpation................................................................................43
         SECTION 7.8  Role of Lender.............................................................................44
         SECTION 7.9  Lender's Benefits..........................................................................44
         SECTION 7.10  Lessor's Benefits.........................................................................44

SECTION 8   MISCELLANEOUS........................................................................................45
         SECTION 8.1  Survival of Agreements.....................................................................45
         SECTION 8.2  Notices....................................................................................45
         SECTION 8.3  Counterparts...............................................................................46
         SECTION 8.4  Amendments.................................................................................46
         SECTION 8.5  Headings, Etc..............................................................................46
         SECTION 8.6  Parties in Interest........................................................................46
         SECTION 8.7  Governing Law..............................................................................46
         SECTION 8.8  No Recourse................................................................................47
         SECTION 8.9  Expenses...................................................................................47
         SECTION 8.10  Severability..............................................................................47
         SECTION 8.11  Submission to Jurisdiction; Waivers.......................................................47
         SECTION 8.12  Limitation on Interest....................................................................48
         SECTION 8.13  Waiver of Consumer Rights.................................................................48

APPENDIX I  Definitions and Interpretation
APPENDIX II Form of Funding Requisition

EXHIBIT A      Form of Lease
EXHIBIT B      Form of Loan Agreement
EXHIBIT C      Form of Assignment of Lease and Rents
EXHIBIT D      Form of Opinion of Counsel to the Lessee (Closing Date)
EXHIBIT E      Form of Opinion of Counsel to the Lessor (Closing Date)
EXHIBIT F      Form of Mortgage
EXHIBIT G      Form of Non-Disturbance and Attornment Agreement
EXHIBIT H      Form of Security Agreement and Assignment
EXHIBIT I      Form of Opinion of Counsel to the Lessee (Parcel Closing Date)


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EXHIBIT J      Form of Opinion of Counsel to the Lessor (Parcel Closing Date)
EXHIBIT K      Form of Architect's Certificate
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                         MASTER PARTICIPATION AGREEMENT

         THIS MASTER PARTICIPATION AGREEMENT (this "Participation Agreement"), dated as of April 3, 1998, is among ASSET XVI HOLDINGS COMPANY, L.L.C., a Massachusetts limited liability company, as Lessor, EAGLE USA AIRFREIGHT, INC., a Texas corporation, as Lessee, and BANK ONE, TEXAS, N.A., a national banking association, as Lender.

                              W I T N E S S E T H:

         WHEREAS, in accordance with the terms and provisions of this Participation Agreement, the Lease, the Loan Agreement, the Note and the other Operative Documents, (i) the Lessor will acquire the Land and has agreed to lease the Land to the Lessee, (ii) the Lessee has agreed to construct Improvements on the Land for the Lessor and has agreed to lease the Improvements from the Lessor as part of the Leased Property under the Lease, (iii) the Lessor and the Lessee wish to obtain, and the Lender has agreed to provide, funding pursuant to a loan in the amount of up to $19,000,000 for the acquisition of the Land and the development and construction of the Improvements, and (iv) Lessor has agreed to make Contribution Advances from its own equity resources in an aggregate sum not to exceed $1,000,000 to pay a portion of the cost of acquisition of the Land and the development and construction of the Improvements;

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                           DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto for all purposes hereof and the rules of interpretation set forth in Appendix I hereto shall apply to this Participation Agreement.

                                    SECTION 2
                   ACQUISITION, CONSTRUCTION AND LEASE; LOAN;
                              NATURE OF TRANSACTION

         SECTION 2.1  Agreement to Acquire, Construct, Fund and Lease.

                  (a) Land. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, on each Parcel Closing Date, (i) the Lessor shall acquire an interest in the related Parcel of Land, (ii) the Lessor has agreed to provide funding for the Property Costs associated with the acquisition of such interest, (iii) the Lessor shall lease such Parcel of the Land to the Lessee pursuant to the Lease and the related Parcel Lease Supplement and (iv) the Lessee shall lease such Parcel of the Land from the Lessor pursuant to the Lease and the related Parcel Lease Supplement.

                  (b) Improvements. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, and to the extent any parcel is not otherwise satisfactorily improved, (i) the Lessee has agreed, pursuant to the terms of the Lease, to construct and install Improvements on the Land for the Lessor, (ii) the Lessor has agreed to obtain funding for all or a portion of the Property Costs of the Leased Property associated with such construction and installation of such Improvements, (iii) the Lessor has agreed to lease the Improvements as part of the Leased Property to the Lessee pursuant to the Lease and (iv) the Lessee has agreed to lease the Improvements from the Lessor pursuant to the Lease.

         SECTION 2.2  Funding of Property Costs; Loan and Contribution.

                  (a) Subject to the terms and conditions of this Participation Agreement and the Loan Agreement, the Lender has agreed to make the Loan to the Lessor up to the amount of its Loan Commitment in order finance Property Costs of the Leased Property. Subject to the terms and conditions of this Participation Agreement, the Lessor has agreed to make available to the Lessee Contribution Advances up to the amount of its Equity Commitment for the payment of Property Costs from and after the Closing Date through the Commitment Deadline. As provided in subsection (b) below, the Lender shall from time to time, upon the receipt of a Funding Requisition from the Lessee, make Loan Advances as requested in such Funding Requisition, and the Lessor shall from time to time, make Contribution Advances as requested in such Funding Requisition. Except as provided in subsection (c) of this Section, Lessor, in turn, shall remit the proceeds of each Loan Advance and each Contribution Advance to Lessee, and Lessee shall use the proceeds of each such Loan Advance and each such Contribution Advance to pay, or reimburse itself for paying, Property Costs, as provided in Section 2.6 hereof. Except as provided in Sections 2.2 (c) and 2.2 (d), Lessor hereby directs the Lender to make disbursements of each Loan Advance and each Contribution Advance directly to the Lessee or as otherwise directed in the applicable Funding Requisition. Lessor will only direct the Lender otherwise if an Event of Default has occurred and is continuing. The Loan shall (i) be a term and construction loan consisting of the aggregate total of the Loan Advances, (ii) be in an amount not to exceed the Loan Commitment, (iii) bear interest as to each Loan Advance from the date such Loan Advance was made in accordance with Section 2.4 of the Loan Agreement, payable on each Loan Payment Date, (iv) bear interest as to overdue amounts at the Overdue Rate, (v) be repayable as to principal as provided in to the Loan Agreement with a final scheduled Loan Payment Date on the Scheduled Termination Date, (vi) be evidenced by the Note, and (vii) have the other terms and conditions as provided in the Loan Agreement and the Note. The Contribution shall (i) be in an amount not to exceed the Equity Commitment, (ii) be repayable in full (subject to the provisions of Section 15.6 of the Lease) on the Scheduled Termination Date, (iii) bear a pre-tax cumulative return equal to the Contribution Return, and (iv) be subject to such other terms and conditions as the Lessor and the Lessee shall agree. Under the Lease, the Lessee agrees to pay the Facility Rent for each Parcel to Lessor in respect of the Contribution Return on each Rent Payment Date after the related Parcel Completion Date.



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                  (b) On the Closing Date, upon the Lessee's satisfaction of the conditions set forth in Section 3.1 hereof, Lender agrees to make a Loan Advance and Lessor agrees to make a Contribution Advance, as the case may be, in the respective amounts equal to 95%, and 5% of the amount described in Section 3.1
(g) hereof. Beginning with a date at least three Business Days prior to the Parcel Closing Date for each Property, and on any date thereafter to and including the third Business Day next preceding the Commitment Deadline, the Lessee, acting for itself and on behalf of the Lessor, shall have the right to submit to the Lessor and the Lender a Funding Requisition requesting a Loan Advance and a Contribution Advance (together, a "Funding") for Property Costs related to such Property; provided, however, that neither the Lender nor the Lessor shall be obligated to honor any Funding Requisition with respect to any Property as to which the Parcel Closing Date did not occur prior to April 1, 1999. Each Funding Requisition shall be addressed jointly to the Lessor and the Lender and be substantially in the form attached hereto as Appendix II. Each Funding Requisition shall (i) request that the Lender make a Loan Advance and that the Lessor make a Contribution Advance, as the case may be, for Property Costs with respect to a Property incurred and not previously reimbursed or paid,
(ii) specify the Property to which it relates (provided that no Funding shall be made in respect of a Property before its related Parcel Closing Date), (iii) specify the date not less than three Business Days later than the delivery of the Funding Requisition on which the Funding is to be made (the "Funding Date") (provided that if a Funding Requisition requests a Loan Advance for a Base Rate Loan and the stated Funding Date therein is not a Loan Payment Date, the Funding Date for the related Contribution Advance shall be deferred until the next Loan Payment Date), (iv) specify the respective amounts of the Loan Advance and Contribution Advance to be made with respect to such Funding, and the aggregate principal amounts of the related Parcel Tranche and Parcel Contribution Tranche immediately following the requested Funding, (v) be irrevocable, and (vi) request a Funding of at least $100,000 or such lesser amount as shall be equal to the difference between the Total Commitments and the sum of the outstanding principal balance of the Note and the Contribution (the "Remaining
Commitments"). Each Funding Requisition shall constitute a representation and warranty by the Lessee to the Lender and the Lessor that all the conditions precedent to such Funding have been satisfied, including but not limited to those contained in Section 3.3 hereof. Notwithstanding anything to the contrary contained herein, the Funding Date with respect to any Funding Requisition shall be a Loan Payment Date, except that a Funding Requisition which requests a Loan Advance for a Base Rate Loan may request a Funding Date with respect to such Loan Advance on any Business Day. The Lender and the Lessor hereby severally
(but not jointly) promise and agree that, to the extent of the Remaining Commitments, (i) upon the receipt by the Lender of a properly completed Funding Requisition and so long as all conditions precedent to the Lender's obligation to make Loan Advances shall have been satisfied or waived by the Lender (including the Parcel Requirements), the Lender shall, on the Funding Date, make a Loan Advance in an amount equal to the product of the Funding

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requested therein multiplied by the Lender Ratio, each in immediately available funds (for the account of the Lessor) to the Lessee or to such other Person or Persons as may be specified in such written Funding Requisition, and (ii) upon the receipt by the Lessor of a properly completed Funding Requisition and so long as all conditions precedent to the Lessor's obligation to make Contribution Advances shall have been satisfied or waived by the Lessor, the Lessor shall, on the Funding Date, make a Contribution Advance in an amount equal to the product of the Funding requested therein, multiplied by the Equity Ratio, plus any deferred and unfunded Contribution Advances related to a Funding which included a Loan Advance for a Base Rate Loan borrowed since the immediately preceding Loan Payment Date, all in immediately available funds to Lessee or to such other Person or Persons as may be specified in the applicable Funding Requisition.

                  (c) For each Property, on each Loan Payment Date to and including the earlier to occur of the Completion Deadline for such Property or the related Parcel Completion Date, the Lender, without the necessity or requirement of (i) the submission of a Funding Requisition, (ii) satisfaction of the conditions precedent set forth in Section 3.3 hereof, or (iii) any notice to or consent of Lessor or Lessee, shall make a Loan Advance in respect of the related Property (which shall be added to the outstanding amount of the related Parcel Tranche) in an amount equal to the interest due and payable to the Lender on the related Parcel Tranche on such Loan Payment Date, and the proceeds of such Loan Advance shall be retained by the Lender to pay all of the interest then due and payable under such Parcel Tranche; provided, however, that the Lender shall not be obligated to make a Loan Advance in respect of interest if an Event of Default shall have occurred and is then continuing. The Lender shall promptly notify the Lessee of the date and amount of each such Loan Advance made in respect of this Section 2.2(c).

                  (d) For each Property, on each Loan Payment Date to and including the earlier to occur of the Completion Deadline for such Property or the related Parcel Completion Date, the Lessor, without the necessity or requirement of (i) the submission of a Funding Requisition, (ii) satisfaction of the conditions precedent set forth in Section 3.3 hereof, or (iii) any notice to or consent of the Lessee, shall be deemed to have made a Contribution Advance in respect of such Property in an amount equal to the Contribution Return then accrued and unpaid with respect to the related Parcel Contribution Tranche, and such Parcel Contribution Tranche (and the Contribution) shall be increased by such amount as payment of the Contribution Return then so accrued and unpaid in respect of such Parcel Contribution Tranche. The Lessor shall promptly notify the Lessee of the date and amount of each such Contribution Advance deemed to have been made in respect of this Section 2.2(d).

                  (e) Notwithstanding the foregoing, neither the Lender nor the Lessor shall be obligated to make an Advance with respect to any Property if the sum of all Advances made, or deemed to have been made, with respect to such Property exceeds the appraised value of such Property stated in the appraisal therefor delivered pursuant to Section 3.2 hereof. Furthermore, in no event shall the aggregate of all Loan Advances in respect of the Loan at any time outstanding exceed the Loan Commitment, nor shall the Contribution at any time outstanding exceed the Equity Commitment.

         SECTION 2.3 Nature of Transaction. Notwithstanding the provisions of
Section 4.4 and Section 7.4 hereof, each party hereto acknowledges and agrees that none of the Lessee, the Lender, the Lessor, the Financial Advisor nor any other Person has made any representations or warranties to such party concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that each party has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

         SECTION 2.4 Amounts Due Hereunder and Under Lease and Loan Agreement. Anything else herein, in the Loan Agreement or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Lessor and the Lender that, (i) during the period from the Parcel Closing Date to the earlier to occur of the Completion Deadline for each Property or the Parcel Completion Date therefor, payment of interest on each Parcel Tranche on each Loan Payment Date shall be made from a Loan Advance automatically made by the Lender, as provided in Section 2.2(c) of this Participation Agreement, (ii) during the period from the Parcel Closing Date to the earlier to occur of the Completion Deadline for each Property or the Parcel Completion Date therefor, payment of Contribution Return on the related Parcel Contribution Tranche on each Loan Payment Date shall be made from a Contribution Advance automatically deemed to have been made by the Lessor, as provided in Section 2.2(d) of this Participation Agreement,
(iii) from and after the earlier to occur of the Completion Deadline for each Property or the related Parcel Completion Date, the Lessee shall be obligated, pursuant to the terms of the Lease, to pay Basic Rent in respect of such Property on each Rent Payment Date in respect of principal, if any, and interest due on the related Parcel Tranche and the Contribution Return on the related Parcel Contribution Tranche, (iv) if the Lessee becomes obligated to purchase the Leased Property under the Lease, the sum of (A) the principal amount of the Note, all interest thereon and Breakage Costs, if any, with respect thereto and all other obligations of the Lessee owing to the Lender under the Operative Documents plus (B) the outstanding Contribution, all accrued and unpaid Contribution Return prorated to the date of payment, Lessor's Breakage Costs, if any, and all other obligations of the Lessee owing to the Lessor under the Operative Documents, shall be paid in full by the Lessee, (v) if the Lessee elects to exercised the Purchase Option with respect to any Property, Lessee shall be obligated to pay the Lease Balance for such Property in full in accordance with Sections 15.1, 15.3 15.4 and 15.5 hereof, (vi) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Leased Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include the sum of (A) all amounts necessary to pay in full the Loan, accrued interest and Breakage Costs, if any, and all other obligations of the Lessee owing to the Lender under the Operative Documents plus
(B) the outstanding Contribution, all accrued and unpaid Contribution Return prorated to the date of payment, Lessor's Breakage Costs, if any, and all other obligations of the Lessee owing to the Lessor under the Operative Documents, provided that (vii) in the event Lessee effectively exercises the Remarketing Option pursuant to the provisions of Section 15.6 of the Lease and duly and timely fulfills the provisions of clauses (i) through (xiii) of Section 15.6 of the Lease, Lessee's obligations shall be limited as provided in Section 15.6 of the Lease. The foregoing notwithstanding, the parties hereto acknowledge and agree that the obligations of the Lessor (including its members, incorporators, stockholders, directors, officers, employees and agents) hereunder, under the Loan Agreement, the Lease and the other Operative Documents are non-recourse as provided in Section 4.2 of the Loan Agreement and Section 18.12 of the Lease.

         SECTION 2.5 Controlling Agreements. In the event of any conflict between this Participation Agreement and any other Operative Document, this Participation Agreement shall control. In the event of any conflict between the Lease and any other Operative Document to which the Lessee is not a party, the Lease shall control.

         SECTION 2.6 Permitted Applications of Loan Advances and Contribution Advances. The parties hereto agree that the Lessee may apply the proceeds of Loan Advances and Contribution Advances made under the Loan Agreement for the payment (or the reimbursement by the Lessee of itself for the payment) of any or all of the following items (any combination or all of the items together, the "Property Costs"): (i) the purchase price of any Parcel or Property and all related costs of development and acquisition of such Parcel or Property, (ii) costs of Construction of the Improvements for each Property, including costs related to letters of credit, surety bonds, security deposits or other security in connection with the Construction, each Construction Contract, any municipal sewer or utility contract, any permit or consent for any Governmental Authority or other Person, or any other obligation or requirement relating to the Construction, (iii) capitalized interest on the Loan and capitalized Contribution Return with respect to the Contribution (but only to the extent and pursuant to the procedures set forth in Section 2.2(c) and Section 2.2(d)) and
(iv) "soft costs" related to the foregoing, including, without limitation, architect's fees, engineering fees, permit and license fees and charges, testing, survey costs, title charges and attorneys' fees and expenses payable pursuant to Section 3.1(g) hereof and other related costs and expenses properly attributable to any of the foregoing Property Costs. The Lessee covenants not to use any Loan Advances or Contribution Advances to pay, or reimburse itself for paying, for trade fixtures, personal property or equipment which does not constitute part of the Improvements or to use the proceeds of Loan Advances or Contribution Advances for working capital.

         SECTION 2.7  Covenants Concerning Construction.

         (a) Changes in Construction Documents. No change will be made in any Plans and Specifications, the terms and conditions of any Construction Contract, or the identity of any General Contractor without the prior written consent of the Lender, which consent shall not be unreasonably withheld and a decision shall be communicated to Lessee within thirty (30) days of Lender's receipt of Lessee's request for consent; provided, however, that so long as no Default or Event of Default shall have occurred and is then outstanding, no such consent relating to Improvements to a Property the Property Costs of which are reasonably estimated by the Lessee to cost in the aggregate less than $500,000, shall be required. The Lender's approval of the Plans and Specifications shall be for lending purposes only and shall not constitute an assumption of liability by the Lender with respect to the Lessee, any General Contractor, or any other present or future tenant, occupant or purchaser of the Leased Property.

         (b) Conduct of the Construction. If Improvements are to be constructed on any Parcel, such Construction shall commence within 120 days after the Parcel Closing Date therefor. All Improvements shall be completed prior to the Completion Deadline for such Property. In the event of a Construction Force Majeure Event, the Completion Deadline therefor shall be extended by a period of time equal to the Construction Force Majeure Event, but in no event to a date later than April 1, 2000. All Improvements will be constructed substantially in accordance with the related

Plans and Specifications and in compliance with all Applicable Laws. All Improvements to a Parcel will be located entirely upon the related Parcel. Title to each Property will, during the Construction and on the related Parcel Completion Date, be free from all liens, claims, and encumbrances, except for those created by or arising under the Operative Documents, taxes and assessments which are a lien but not yet due and payable, liens that are bonded off in accordance with Applicable Law within 30 days of the filing of such lien, and in any event prior to the commencement of an action to foreclose on such lien, any Permitted Exceptions and any other liens or exceptions which are approved in writing by the Lender.

         (c) Inspections of Construction Records. During normal business hours and at any time an Event of Default has occurred as is continuing, the Lessee will make available for inspection by a duly authorized representative of the Lender any of the Lessee's and each General Contractor's books and records insofar as they relate to the Leased Property at such times as requested by the Lender when requested to do so and will furnish to the Lender any information regarding its business affairs and its financial condition.

         (d) Reimbursements. The Lessee will reimburse the Lender promptly for all construction loan costs paid by the Lender in accordance with the Operative Documents, including but not limited to the costs of title insurance policies, title examinations, recording fees, surveys, fees of counsel for services rendered and out-of-pocket expenses for which the Lender is entitled to be reimbursed pursuant to the Operative Documents, all of which the Lender is authorized to deduct from the proceeds of disbursements hereunder.

         (e) Fixtures and Equipment. No personal property of any kind intended to be part of the Improvements or paid for with the proceeds of Advances will be purchased or acquired by the Lessee under any conditional sales contract or security agreement or any lease agreement, and all such personal property will be fully paid for before payment therefor becomes past due or in any event within 30 days after delivery thereof; provided, however, that the foregoing shall not apply to amounts withheld and unpaid on account of bona fide disputes with the suppliers thereof.

         (f) Inspections of the Construction. The Lessee shall allow the Lender and its agents, at all times during normal business hours and at any time that an Event of Default has occurred and is continuing, (i) the right of entry and free access to the site of the Improvements and the right to inspect all work done, labor performed and materials furnished in and about the Improvements; and
(ii) to require to be replaced or otherwise corrected any material or work that does not comply with the Plans and Specifications therefor.

         (g) Insurance Prior to the Parcel Completion Date. The Lessee shall submit to the Lender for its review and approval evidence of builder's risk insurance coverage or permanent insurance coverage appropriate and satisfactory to the Lender, on the Leased Property. All insurance policies shall name the Lessee and the Lender as an additional insured and shall be issued by carriers with a Best's Insurance Reports policy holder's rating of A+ and a financial size category of VIII or better and shall include a standard mortgagee clause (without contribution) in favor of and acceptable to the Lender. The policies shall provide for the following coverages and any other coverages that the Lender may from time to time reasonably require:

         (1) Builder's "all risk" hazard coverage in the amount of the replacement cost of the Improvements and all other improvements and personality on the Leased Property. If the policy is written on a coinsurance basis, the policy must contain an agreed amount endorsement as evidence that the coverage is in an amount sufficient to insure the full amount of the Loan. Such insurance shall be 100% non-reporting policies;

         (2) Commercial general liability insurance, including products/completed operation liability and personal injury with limits of liability of at least $5,000,000 per occurrence, including that provided by umbrella or excess liability policies, if any, and with a deductible satisfactory to the Lender;

         (3) Flood hazard coverage, if appropriate, in an amount acceptable to the Lender and with a deductible acceptable to the Lender; and

         (4) Worker's compensation insurance (including employer's liability insurance, if available and requested by the Lender) for all employees, if any, of the Lessee and for all employees, if any, of the Lessee's managing agent(s) and contractor(s) engaged on or with respect to the Leased Property or the Construction in such amounts as are satisfactory to the Lender, or, if such limits are established by law, in such amounts. The Lessee may satisfy the requirements of this clause (4) with respect to employees of the Lessee's agents and contractors through separate policies provided by each agent or contractor.

The initial policies for each Property shall be prepaid and the Lessee shall deliver to the Lender and the Lessee prior to the Parcel Closing Date therefor copies of all such policies, together with original certificates therefor. Copies of all renewal policies and original certificates therefor shall be deposited with the Lender as evidence of such insurance. All policies shall contain provisions for thirty days' written notice to the Lender prior to expiration or cancellation. The Lessee expressly agrees to permit the Lender to maintain insurance in force by payment of premiums from undisbursed Loan proceeds. The Lender hereby agrees that the insurance coverages required to be obtained and maintained by the Lessee hereunder may be obtained and maintained in the form of blanket insurance policies, covering both the Leased Property and other properties and projects owned by the Lessee. Written evidence satisfactory to the Lender of the existence and coverage of such blanket policies shall be delivered to the Lender prior to each Parcel Closing Date.

         (h) Notice of Default. The Lessee shall notify the Lender in writing within three days of the occurrence thereof of any Default or Event of Default as to which Lessee has knowledge.

         (i) Construction Bank Account. The Lessee may, at its option, maintain with the Lender a commercial operating account. All Loan Advances made by the Lender and all Contribution Advances issued by the Lender on behalf of the Lessor may be made by depositing the amount thereof directly into such operating account.

                                    SECTION 3
                         CONDITIONS PRECEDENT; DOCUMENTS

         SECTION 3.1 Conditions to the Obligations of the Lessor and the Lender on the Closing Date. The obligations of the Lessor and the Lender to carry out their respective obligations under Section 2 of this Participation Agreement to be performed on the Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party (acting directly or through its counsel) on or prior to the Closing Date of the following conditions precedent:

                  (a) Documents. The following documents shall have been executed and delivered by the respective parties thereto:

                           (i) Participation Agreement. Counterparts of this
                  Participation Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

                           (ii) Lease. Counterparts of the Lease (substantially
                  in the form of Exhibit A), duly executed by the Lessee and the Lessor, shall have been delivered to the Lender.

                           (iii) Loan Agreement. Counterparts of the Loan
                  Agreement (substantially in the form of Exhibit B), duly executed by the Lessor and the Lender, shall have been delivered to each of the Lessor and the Lender.

                           (iv) Note. The Note (substantially in the form
                  attached as an exhibit to the Loan Agreement) payable to the order of the Lender, duly executed by the Lessor, shall have been delivered to the Lender.

                           (v) Assignment of Lease and Rents. Counterparts of
                  the Assignment of Lease and Rents (substantially in the form of Exhibit C), duly executed by the Lessor, consented to by the Lessee, shall have been delivered to the Lender;

                           (vi) Lessee's Resolutions and Incumbency Certificate,
                  Etc. Each of the Lender and the Lessor shall have received a certificate of the Secretary or an Assistant Secretary of the Lessee attaching and certifying as to (1) the resolution of the Lessee's Board of Directors (or an appropriate committee of such Board) duly authorizing the execution, delivery and performance by the Lessee of each Operative Document to which the Lessee is or will be a party, (2) the incumbency and signatures of Persons authorized to execute and deliver Operative Documents on the Lessee's behalf, (3) the Lessee's certificate of incorporation, certified as of a recent date by the Secretary of State of the state of the Lessee's incorporation and (4) the Lessee's by-laws.

                           (vii) Opinion of Lessee's Counsel. The opinion of
                  Franklin, Cardwell & Jones, Lessee's counsel, dated the Closing Date, and being substantially in the form set forth in Exhibit D and containing such other matters as the parties to whom such opinion is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor and the Lender.

                           (viii) Lessor's Resolution and Incumbency
                  Certificate. The Lender shall have received a certificate of the managing member of the Lessor attaching and certifying as to (A) the managing member's resolution authorizing the execution, delivery and performance by it of each Operative Document to which the Lessor is or will be a party and (B) the incumbency and signatures of Person(s) authorized to execute and deliver such documents on the Lessor's behalf.

                           (ix) Opinion of Lessor's Counsel. The Opinion of
                  Ropes and Gray, Boston, Massachusetts dated the Closing Date, substantially is the form of Exhibit E shall have been delivered and addressed to each of the Lessee and the Lender.

                  (b) Litigation. No action or proceeding shall have been instituted or, to the Lessee's knowledge, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or, to the Lessee's knowledge, threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any of the other Operative Documents or any transaction contemplated hereby or thereby or which would materially adversely affect the Leased Property or any transaction contemplated by the Operative Documents or which would result in a Material Adverse Effect.

                  (c) Legality. In the opinion of the Lender, the Lessor or their respective counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for the Lender or the Lessor to participate in any of the transactions contemplated by the Operative Documents.

                  (d) No Events. (i) No Default, Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing and (ii) no action shall be pending or, to the Lessee's knowledge, threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking.

                  (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Closing Date.

                  (f) No Material Adverse Effect. There shall not have occurred any event having a Material Adverse Effect since December 31, 1997.

                  (g) Fees and Transaction Expenses. The Lessee shall have paid, or caused to be paid the reasonable fees and expenses of the Lessor, the Lender and their respective counsel.

         SECTION 3.2 Conditions to the Obligations of the Lessor and the Lender on each Parcel Closing Date. The obligations of the Lessor and the Lender to carry out their respective obligations under Section 2 of this Participation Agreement to be performed on each Parcel Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party (acting directly or through its counsel) on or prior to such Parcel Closing Date of the following conditions precedent (together, the "Parcel Conditions"):

                  (a) Documents. The following documents shall have been executed and delivered by the respective parties thereto:

                      (i) Deed. The Deed concerning the Parcel to the Lessor
                  from the Person conveying such interest (fee simple or leasehold, as the case may be) shall have been delivered to the Lessor in recordable form;

                      (ii) Lease. A Parcel Lease Supplement (substantially in
                  the form of Appendix II to the Lease), together with a Memorandum of Lease, each duly executed by the Lessee and the Lessor, provided that the Memorandum of Lease shall be executed in recordable form, shall have been delivered to the Lender;

                      (iii) Mortgage. Counterparts of the Mortgage
                  (substantially in the form of Exhibit F), duly executed by the Lessee and in recordable form, shall have been delivered to each of the Lessor and the Lender;

                      (iv) Notice of Assignment of Lease and Rents. Counterparts
                  of a Notice of the Assignment of Lease and Rents (substantially in the form of Exhibit A to the Assignment of Lease and Rents), duly executed by the Lessor, consented to by the Lessee and in recordable form, shall have been delivered to the Lender;

                      (v) Non-Disturbance and Attornment Agreement. Counterparts
                  of the Non-Disturbance and Attornment Agreement (substantially in the form of Exhibit G) duly executed by the Lessee, Lessor and Lender and in recordable form shall have been delivered to the Lender, the Lessor and the Lessee;

                      (vi) Title and Title Insurance. The Lessor and the Lender
                  shall receive from the Title Insurance Company, a ALTA form of Owner's Policy in the amount of the Parcel Estimated Property Costs (an "Owner's Title Policy") and an ALTA form of Loan Policy of title insurance in the amount of 97% of the Parcel Estimated Property Costs (a "Lender's Title Policy"), each issued by the Title Insurance Company, in each case, each acceptable in form and substance to Lessee and the Lender (each Owner's Title Policy and the Lender's Title Policy, collectively the "Title Policies"). The Title Policies (A) shall be dated as of the Parcel Closing Date, (B) to the extent permitted under Applicable Law, shall include coverage over the general exceptions to such Title Policy and shall contain such affirmative endorsements as to easements and rights-of-way, encroachments, the nonviolation of covenants and restrictions, survey matters and other matters as the Lender and the Lessor shall reasonably request and (C) shall not contain a "pending disbursements" exception except as to mechanics' lien claims and except as to limiting coverage to the amount of Loan Advances actually disbursed from time to time.

                      (vii) Security Agreement and Assignment. If Improvements
                  having a Property Costs exceeding $500,000 are to be constructed on the Parcel, the Security Agreement and Assignment (substantially in the form of Exhibit H), duly executed by the Lessee, with an acknowledgement and consent thereto satisfactory to the Lessor and the Lender duly executed by the General Contractor therefor and complete copy of the Construction Contract, certified by the Lessee, shall have been delivered to the Lender.

                      (viii) Survey. The Lessee shall have delivered, or shall
                  have caused to be delivered, to the Lessor and the Lender, at the Lessee's expense, an accurate survey of the Parcel (and any Improvements thereon) certified to the Lessor and the Lender in a form satisfactory to the Lessor and the Lender and showing no state of facts unsatisfactory to the Lessor or the Lender and prepared within sixty (60) days of the Parcel Closing Date by a licensed surveyor selected by Lessee and reasonably satisfactory to Lender. Such survey shall (A) be acceptable to the Title Insurance Company, (B) show no encroachments on the Parcel by structures owned by others, and no encroachments from any part of the Parcel onto any land owned by others, except for such encroachments which, in the judgment of the Lender and its counsel, do not impair in any material respect the value of the Leased Property or the suitability of the Leased Property for its intended use, and
                  (C) disclose no state of facts objectionable to the Lessor, the Lender or the Title Insurance Company.

                      (ix) Evidence of Insurance. The Lessor and the Lender have received from the Lessee certificates of insurance evidencing compliance with the provisions of both Section 2.7 hereof and
                  Article IX of the Lease (including the naming of the Lessor and/or the Lender as additional insured or loss payees with respect to such insurance), in form and substance reasonably satisfactory to the Lessor and the Lender.

                           (x) Lessee's Resolutions and Incumbency Certificate,
                  Etc. Each of the Lender and the Lessor shall have received (A) a certificate of the Secretary or an Assistant Secretary of the Lessee attaching and certifying as to (1) the resolution of the Lessee's Board of Directors (or an appropriate committee of such Board) duly authorizing the execution, delivery and performance by the Lessee of each Operative Document to which the Lessee is or will be a party, (2) the incumbency and signatures of Persons authorized to execute and deliver Operative Documents on the Lessee's behalf, (3) the Lessee's certificate of incorporation, certified as of a recent date by the Secretary of State of the state of the Lessee's incorporation and (4) the Lessee's by-laws and (B) a good standing certificate for the Lessee from the appropriate officer of the state in which the Parcel is located.

                           (xi) Recording Fees; Transfer Taxes. To the extent
                  not covered by the Lender's Title Policy, the Lender shall have received satisfactory evidence of the payment by the Lessee of all recording and filing fees and taxes with respect to any recordings or filings made of the Memorandum of Lease, the Mortgage, the Notice of Assignment of Lease and Rents and the Subordination and Nondisturbance Agreement for such Parcel.

                           (xii) Opinions of Lessee's Counsel. With respect to
                  any Parcel the Estimated Property Costs in respect thereof exceed Five Million Dollars ($5,000,000), (a) the opinion of Franklin, Cardwell & Jones, Lessee's counsel, dated the Parcel Closing Date, and being substantially in the form set forth in
                  Exhibit I and containing such other matters as the parties to whom such opinion is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor and the Lender; and (b) in the event the Parcel shall be located in a State other than Texas, an opinion of counsel authorized to practice law in such state, satisfactory to the Lender, dated the Parcel Closing Date, containing such matters as the parties to whom such opinion is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor and Lender.

                           (xiii) Lessor's Resolution and Incumbency
                  Certificate. The Lender shall have received a certificate of the managing member of the Lessor attaching and certifying as to (A) the managing member's resolution authorizing the execution, delivery and performance by it of each Operative Document to which the Lessor is or will be a party and (B) the incumbency and signatures of Person(s) authorized to execute and deliver such documents on the Lessor's behalf.

                           (xiv) Opinion of Lessor's Counsel. The Opinion of
                  Ropes and Gray, Boston, Massachusetts dated the Parcel Closing Date, substantially is the form of

                  Exhibit J shall have been delivered and addressed to each of the Lessee and the Lender.

                           (xv) Soil Analysis and Environmental Report. The
                  Lender and the Lessor shall have received and approved (i) a soil analysis report relating to the Parcel in form and content satisfactory to the Lender and (ii) an environmental report which shall certify results related to toxic and other hazardous substances on the Parcel. Failure by Lender or Lessor to approve or disapprove such reports within ten (10) days of actual receipt thereof by the same by providing notice in accordance with this Participation Agreement to Lessee shall be deemed approval of such reports by the party so failing to give such notice.

                           (xvi) Plans and Specifications. Copies of the Plans
                  and Specifications, either "as built" in the event the Improvement for such Property have been previously completed, or in final form for use in the Construction of such Improvements, as the case may be, in either such case in form satisfactory to the Lender.

                           (xvii) Architect Certificate. If Improvements are to
                  be constructed a certification from an Architect approved by the Lender, substantially is the form of Exhibit K shall have been delivered to each of the Lessor and the Lender.

                           (xviii) Utilities. Evidence that all utility services
                  necessary for construction, if applicable, and use of the Improvements (including without limitation, electric, gas, telephone, water and sewer service) are available to the Parcel, and the Lessee has the right to connect to and use all utility services without restriction; and that all necessary easements to provide such utility services to the Improvements thereon have been obtained.

                           (xix) Zoning. Evidence of compliance with applicable
                  zoning ordinances or similar land use restrictions with respect to the Parcel.

                           (xx) Governmental Authorizations. All authorizations,
                  if any, required by an governmental authority for the operation of the Parcel and the Improvements for the purposes contemplated by the Plans and Specifications therefor, which are presently procurable.

                           (xxi) Appraisal. An appraisal report for the Parcel
                  and the Improvements (as constructed or to be constructed thereon), which appraisal report shall be prepared by an independent appraising firm, and be in form and substance, acceptable to the Lender in its sole and absolute discretion, whether in relation to all applicable regulatory requirements imposed by The Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations thereunder, or otherwise, shall have been delivered to the Lender. Such appraisal shall state the Fair Market Sales Value of the Property upon completion of any Construction, which amount shall be at least equal to the Estimated Parcel Property Costs. The cost of such appraisal shall be borne solely by the Lessee.

                           (xxii) Estimated Parcel Property Costs; Approved
                  Budget. The Lessee shall deliver an Officer's Certificate certifying Lessee's best estimate of the Estimated Parcel Property Costs for such Property, presented in reasonable detail, in form and substance acceptable to the Lender, and in the case of any Construction of Improvements contemplated for the Property, setting forth the Approved Budget for such Construction.

                           (xxiii) Fees of the Financial Advisor. On or prior to
the first Parcel Closing Date, the Lessee shall have paid all fees of the Financial Advisor in connection with the transactions contemplated hereunder.

                  (b) Litigation. No action or proceeding shall have been instituted or, to the Lessee's knowledge, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or, to the Lessee's knowledge, threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any of the other Operative Documents or any transaction contemplated hereby or thereby or which would materially adversely affect the Leased Property or any transaction contemplated by the Operative Documents or which would result in a Material Adverse Effect.

                  (c) Legality. In the opinion of the Lender, the Lessor or their respective counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for the Lender or the Lessor to participate in any of the transactions contemplated by the Operative Documents.

                  (d) No Events. (i) No Default, Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing and (ii) no action shall be pending or, to the Lessee's knowledge, threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking.

                  (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Parcel Closing Date.

                  (f) No Material Adverse Effect. There shall not have occurred any event having a Material Adverse Effect since the most recent to occur of (i) the Closing Date or (ii) a Parcel Closing Date.

                  (g) Location of Parcel. If the Parcel is not located in a county in which Lessee, as of the Closing Date, owned or leased real property, then the Lessee shall have obtained the Lender's prior, written consent as to the location of the Parcel (it being understood that the Lender may grant or withhold such consent in its sole and absolute discretion, but once given shall be irrevocable).

         SECTION 3.3 Conditions to Subsequent Fundings. Notwithstanding anything to the contrary contained herein, or in any other Operative Document, neither the Lender nor the Lessor shall have any obligation to make any Loan Advance or Contribution Advance, as the case may be, pursuant to the Funding Requisition following the Initial Loan Advance, unless each of the following conditions shall have been satisfied or waived by the Lender with respect to such Funding:

                  (a) Deliveries. On or prior to each Funding subsequent to the Initial Loan Advance, the Lessee shall deliver, or cause to be delivered, the following:

                           (i) Plans and Specifications. Detailed architectural,
                  structural, mechanical, and electrical Plans and Specifications for all Improvements to be constructed, to the extent not already delivered, to the Lender, provided, however, that, subject to the following proviso, no Advance shall be required to be made for any portion of Construction of the Improvements until the Plans and Specifications for such portion of the Improvements shall have been delivered to and approved by the Lender, and provided, further, that with respect to Improvements on such Parcel the Property Costs, which are reasonably estimated by the Lessee to be less than $500,000, the Lender's approval shall not be required;

                           (ii) Title Policy Endorsement. If applicable, a
                  endorsement to the Title Policies for each Parcel (A) indicating that since the last Funding Date as to which a Funding was made in respect of such Parcel there has been no change in the state of title and no survey exceptions not theretofore approved by the Lessor and the Lender and (B) increasing the coverage of the Title Policies by an amount equal to the Funding with respect to such Parcel then being made so that the total amount insured equals, in the case of the Lender's Title Policy, the total amount of Loan Advances disbursed by the Lender with respect to such Parcel, and in the case of Lessor's Title Policy, a like amount plus in addition, the amount of the Contribution with respect to such Parcel, and, in each case, changing the effective date of the Title Policies to the Funding Date. At the Lender's discretion, any Funding may be made through the Title Insurance Company. Prior to each Funding Date, the Lessee shall furnish the Title Insurance Company with lien waivers as required by the Title Insurance Company through the time of the Funding. No title indemnities for purposes of insuring around any objection to or condition of title shall be issued or provided by the Lessee or the Lessor to the Title Insurance Company without the prior written consent of the Lender;

                           (iii) Engineer's Certificate. If applicable, a
                  certification from the Architect or from an engineer approved by the Lender that the Improvements have been or are being erected within the property boundaries of the Land and in accordance with all applicable set back requirements and the approved site plan;

                           (iv) Improvements Permit. All building permits or
                  other authorizations required by any Governmental Authority for the Construction to the extent not previously obtained;

                  (b) No Events. (i) No Default, Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing and (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking;

                  (c) Requisition. If Improvements having estimated Property Costs in excess of $500,000 are being Constructed on a Parcel, together with the Funding Requisition, the Lessee shall submit to the Lender a requisition using AIA Form G702 and 703 accompanied by a cost breakdown, the accuracy of which shall be certified by the Lessee, the Architect and the General Contractor, and such other information and documentation required hereunder. The Approved Budget shall serve as the disbursement control for each line item. Neither the Lender nor the Lessor shall be required to make a Funding for any line item in excess of the amount shown in the Approved Budget for such line item; provided, however, that the Lender shall not unreasonably withhold its consent to a reallocation of amounts within line items in the Approved Budget (other than the line item for interest reserve) as long as the total cost of the Construction does not increase;

                  (d) Timing. Funding Requisitions after the Initial Loan Advance shall not be made more often than once a month and the total amount of all Fundings in respect of Construction shall not at any time exceed an amount equal to the sum of the hard costs of the work completed to date as certified by the Architect on the aforesaid AIA draw request forms and the soft costs incurred. The Lender reserves the right to review and approve invoices for all hard and soft costs. Prior to each Advance, the Lender or its agents may inspect the Leased Property to verify that the related Funding Requisition accurately reflects the amount of the Construction with respect thereto;

                  (e) Loan Out of Balance. If, in the sole judgment of the Lender, and determined at any time while the Loan is outstanding, the cost of the Construction increases, the Lessee shall be required to invest the increased amount in the Construction or deposit such increased amount with the Lender in an account pledged to the Lessor as security for the Lease and other Operative Documents in a manner reasonably satisfactory to the Lender or to provide the Lender such other assurances as to the availability of the funds as subject to the Lender's approval prior to any Loan Advance;

                  (f) Completion Deadline. If at any time the Lender shall, in its sole judgment, estimate and give notice to the Lessee that substantial completion of any Construction will not occur on or before the Completion Deadline, then neither the Lender nor the Lessor shall have any obligation to make further Advances until such time as the Lessee shall have delivered to the Lender evidence satisfactory to Lender that substantial completion of all Improvements will occur on or before the Completion Deadline;

                  (g) Approval of Contracts. Neither the Lender nor the Lessor shall have any obligation to make any Advances for any Property Costs due from the Lessee under a contract or subcontract for the Construction if such contract or subcontract is required to be, but has not been, approved by the Lender and such approval by the Lender has not been unreasonably withheld or delayed. Although the Lessee shall not be required to provide to the Lender the subcontracts for the Construction as a condition precedent to making the Initial Funding, the Lender reserves the right, upon written notice to the Lessee, to require the Lessee to provide such subcontracts for subsequent Advances;

                  (h) Compliance with Plans and Specifications. If the Lender or the Lessor should at any time determine that any part of the work performed on, or materials incorporated into, any Improvements does not comply in any material respect with the related Plans and Specifications, whether or not the Property Costs of any such work or materials shall have been included in a Funding Requisition theretofore made, then neither the Lender nor the Lessor shall have any obligation to make any further Advances until such work is corrected, or material is changed, to comply with such Plans and Specifications and the Lender and the Lessor have received satisfactory evidence to them of such change and compliance, and Lender and the Lessor shall respectively have the right to offset against the amount of any subsequent Advance the cost of the nonconforming work or materials included in prior Fundings. Notwithstanding the foregoing, the Lender and the Lessor shall continue to make Advances for other work and materials if, prior to the determination by the Lender or the Lessor of such nonconformance, the Lessee and/or the Architect therefor have previously made a similar determination, and the Lessee has delivered to the Lender and the Lessor evidence reasonably satisfactory to the Lender and the Lessor that the General Contractor therefor has agreed to correct such work or to change such materials without requesting an Advance for the cost thereof, and the General Contractor diligently pursues such work and changes to completion within 90 days after the determination of the need for corrective action;

                  (i) Defects in Construction. If the Lender or the Lessor should at any time reasonably determine that any part of the work performed on any Improvements has not been performed in a good and workmanlike manner, whether or not the Property Costs of any such work shall have been included in a Funding Requisition theretofore made, neither the Lender nor the Lessor shall have any obligation to make any further Advances until such work is corrected so as to have been performed in a good and workmanlike manner and the Lender and the Lessor have received satisfactory evidence of such correction, and Lender and the Lessor shall have the right to offset against the amount of any subsequent Advances by the cost of the nonconforming work or materials included in prior Fundings. Notwithstanding the foregoing, the Lender and the Lessor shall continue to make Advances for other work and materials if, prior to the determination by the Lender or the Lessor of such nonconformance, the Lessee and/or the Architect therefor have previously made a similar determination, and the Lessee has delivered to the Lender and the Lessor evidence reasonably satisfactory to the Lender and the Lessor that the General Contractor therefor has agreed to correct such work or to change such materials without requesting an Advance for the cost thereof, and the General Contractor diligently pursues such work and changes to completion within 90 days after the determination of the need for corrective action; and

                  (j) Compliance with Codes. If the Lender or the Lessor should at any time determine that any part of the work performed on, or materials incorporated into, any Improvements does not comply with all applicable building codes or other Applicable Law, whether or not the Property Costs of any such work or materials shall have been included in a Funding Requisition theretofore made, then neither the Lender nor the Lessor shall have any obligation to make any further Advances until such work is corrected, or material is changed, to cause the same to comply with all applicable building codes or other Applicable Law and the Lender and the Lessor have received satisfactory evidence of such correction or change and of such compliance, and the Lender and the Lessor shall have the right to offset against the amount of any subsequent Advances for other work and materials by the cost of the nonconforming work as materials included in prior Fundings. Notwithstanding the foregoing, the Lender and the Lessor shall continue to make Advances for other work and materials if, prior to the determination by the Lender or the Lessor of such nonconformance, the Lessee and/or the Architect have previously made a similar determination, and the Lessee has delivered to the Lender and the Lessor evidence reasonably satisfactory to the Lender and the Lessor that the General Contractor therefor has agreed to correct such work or to change such materials without requesting an Advance for the cost thereof, and the General Contractor diligently pursues such work and changes to completion within 90 days after the determination of the need for corrective action.

         SECTION 3.4 Completion Date Conditions. If Improvements have been constructed on a Parcel pursuant hereto, the occurrence of the Parcel Completion Date therefor shall be subject to the fulfillment or satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent (the "Completion Date Conditions"):

                  (a) Title Policy Endorsements. The Lessee shall have furnished to the Lender the following endorsements to its related Title Policy (each of which shall be subject to no exceptions other than those set forth in Schedule B to its Title Policy): (i) a date-down endorsement (redating and confirming the coverage provided under the related Title Policy and each endorsement thereto) and (ii) a comprehensive endorsement, in each case, effective as of a date not earlier than the date of completion of the Construction.

                  (b) Construction Complete. The Construction on the Parcel shall have been completed substantially in accordance with the Plans and Specifications therefor and all Applicable Laws, and the Improvements therein are ready for occupancy and operation in the ordinary course of Lessee's business. All fixtures, equipment, materials and other property contemplated under the

Plans and Specifications thereof to be incorporated or installed in the Property shall have been incorporated or installed free and clear of all liens except for Permitted Liens.

                  (c) Lessee Certification. The Lessee shall have furnished the Lessor and the Lender with both (i) a certification of the Lessee that:

                           (A) all amounts owing to third parties for the
                  Construction therefor have been paid in full (other than contingent obligations for which the Lessee has made adequate reserves or claims being defended in good faith), and to Lessee's knowledge no litigation or proceedings are pending, or to the best of the Lessee's knowledge are threatened, against the Property or the Lessee which would materially adversely affect (1) the enforceability or priority of this Participation Agreement or the other Operative Documents and
                  (2) the ability of the Lessee to fully perform its obligations pursuant to and as contemplated by the terms and provisions of this Participation Agreement and the other Operative Documents;

                           (B) all consents, licenses and permits and other
                  governmental authorizations or approvals required for the Construction and operation of the Property have been obtained;

                           (C) the Property has available all services of public
                  facilities and other utilities necessary for use and operation of the Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone and other required public utilities and means of access between the Improvements and public highways for pedestrians and motor vehicles;

                           (D) all agreements, easements and other rights,
                  public or private, which are necessary to permit the lawful use and operation of the Property as the Lessee intends to use the Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and the Lessee has no knowledge of any pending modification or cancellation of any of the same, and the use of the Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its continuing legal use;

                           (E) the Construction has been completed substantially
                  in accordance with the Plans and Specifications and all Applicable Laws and the Property is ready for occupancy and operation; and

                           (F) the Property is in compliance with all applicable
                  zoning laws and regulations; and

         (ii) copies of (A) all final lien waivers regarding the Construction thereof, together with sworn statements from contractors, subcontractors and material suppliers and (B) true and complete copies of an "as built" or "record" set of the Plans and Specifications therefor, and a plat of survey of the Property "as built" showing all paving, driveways, fences and exterior improvements and copies of all licenses and permits required by any Governmental Authority having jurisdiction over the use and occupancy of the Property and for the operation thereof, including copies of a certificate or certificates of occupancy for the Property or other legally equivalent permission to occupy the Property from the Governmental Authority having jurisdiction.

         (d) Cutoff Date. The Parcel Completion Date shall occur on or prior to the Completion Deadline.

         SECTION 3.5 Conditions to the Obligations of the Lessee. The obligations of the Lessee hereunder are subject to the fulfillment on the Closing Date to the satisfaction of, or waiver by the Lessee of, conditions set forth in this Sections 3 that require fulfillment by the Lessor and the Lender shall have been satisfied.

         SECTION 3.6 Appraisal. If Improvements have been constructed on a Parcel after the related Parcel Closing Date, the Lessee agrees to supply the Lender at its request made, within 60 days of the Parcel Completion Date therefor, with an appraisal report for such Property, which appraisal report shall be prepared by an independent appraising firm, and be in form and substance, reasonably acceptable to the Lender. In the event that the appraised Fair Market Sales Value of such Property is less than the amount of the Loan Advances and the Contribution Advances previously made (or deemed made) in respect thereof, Lessee agrees to promptly pay to the Lender an amount equal to the sum of amount by which such Loan Advances exceed the aforesaid appraised value, which amount shall be applied in accordance with Section 3 of the Loan Agreement. Any such payment of a portion of the Loan under the circumstances described in this Section 3.5 shall be without any premium or penalty to Lessee, but Lessee shall pay Supplemental Rent in an amount of the Breakage Costs, if any.

                                    SECTION 4
                          REPRESENTATIONS AND COVENANTS

         SECTION 4.1 Representations of the Lessee. Effective as of the date of execution hereof, as of the Closing Date, and as of each Parcel Closing Date, the Lessee represents and warrants to each of the other parties hereto as follows:

                  (a) Organization; Corporate Powers. The Lessee (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction where such qualification is required and where the failure to be duly qualified and in good standing would have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Operative Documents.

                  (b) Authority. The Lessee has the requisite corporate power and authority to execute, deliver and perform the Operative Documents executed or to be executed by it. The execution, delivery and performance (or recording or filing, as the case may be) of the Operative Documents, and the consummation of the transactions contemplated on the part of the Lessee thereby, have been duly approved by the Board of Directors of the Lessee and no other corporate proceedings on the part of the Lessee are necessary to consummate the transactions so contemplated.

                  (c) Due Execution and Delivery of Operative Documents. The Operative Documents executed by the Lessee have been duly executed and delivered (or recorded or filed, as the case may be) by the Lessee, and, in each case, constitute its legal, valid and binding obligation, enforceable against it in accordance with each such Operative Document of its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

                  (d) No Conflict. The execution, delivery and performance of each Operative Document to which it is a party by the Lessee and each of the transactions contemplated thereby do not and will not (i) violate any Applicable Law or Contractual Obligation of the Lessee the consequences of which violation, singly or in the aggregate, would have a Material Adverse Effect, (ii) result in or require the creation or imposition of any Lien whatsoever on the Leased Property (other than Permitted Liens) or (iii) require any approval of stockholders which has not been obtained.

                  (e) Governmental Consents. Except as have been made, obtained or given, no filing or registration with, consent or approval of, notice to, with or by any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance by the Lessee of the Operative Documents, the use of the proceeds of the Loan made to effect the acquisition of the interests in the Land and the Construction of the Improvements, or the legality, validity, binding effect or enforceability of any Operative Document.

                  (f) Governmental Regulation. The Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (g) Requirements of Law. The Lessee is in compliance with all Requirements of Law applicable to Lessee and its business, in each case where the failure to so comply would have a Material Adverse Effect, either individually or together with other such cases.

                  (h) Rights in Respect of the Leased Property. The Lessee is not a party to any contract or agreement to sell any interest in the Leased Property or any part thereof other than pursuant to the Participation Agreement and the Lease.

                  (i)      Hazardous Materials.

                           (i) Except in full compliance with all Applicable Law
there are no Hazardous Materials present at, upon, under or within the Leased Property or released or transported to or from the Leased Property.

                           (ii) No Governmental Actions have been taken, or are
in process or have been threatened, which could reasonably be expected to subject the Leased Property, the Lender or the Lessor to any Claims or Liens under any Environmental Law which would have a materially adverse effect on the Lessor, the Lender or the Leased Property.

                           (iii) The Lessee has all Environmental Permits
necessary to operate the Leased Property in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits.

                           (iv) With respect to the Leased Property, no notice,
notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the Lessee, and no penalty has been assessed on the Lessee and no investigation or review is pending or threatened by any Governmental Authority or other Person with respect to any alleged violation or liability of the Lessee under any Environmental Law. No material notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to the Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

                           (v) The Leased Property and each portion thereof are
presently in compliance with all Environmental Laws, and there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding the Leased Property (including, without limitation, the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a Claim against the Leased Property, the Lender, the Lender or the Lessee, (B) cause the Leased Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which the Leased Property is located or (D) prevent or interfere with the continued operation and maintenance of the Leased Property as contemplated by the Operative Documents.

                  (j) Leased Property. The present condition and use of the Leased Property conforms with all conditions or requirements of all existing permits and approvals issued with respect to the Leased Property, and the present use of the Leased Property and the Lessee's future intended use of the Leased Property under the Lease does not violate any Applicable Law. No notices, complaints or orders of violation or non-compliance have been issued or threatened or contemplated by any Governmental Authority with respect to the Leased Property or any present or intended future use thereof. All agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Leased Property as the Lessee intends to use the Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or in the reasonable judgment of the Lessee will be, obtained and are in full force and effect and the Lessee has no actual knowledge of any pending modification or cancellation of any of the same.

                  (k) Qualification of Lessee Representations. The representations of the Lessee set forth in this Section are qualified by the conditions that (i) all representations are made and given to the best of the Lessee's knowledge after due inquiry, (ii) where a representation involves compliance by the Lessee with an Applicable Law or an Environmental Law such representation is deemed to be compliance by the Lessee in all material respects with any such law and (iii) where a representation involves conduct on the part of the Lessee that does not violate an Applicable Law or an Environmental Law such representation is deemed to exclude Lessee's non-material violations of any such law.

         SECTION 4.2 Representations and Covenants of the Lessor. Effective as of the date of execution hereof, as of the Closing Date, and as of each Parcel Closing Date, the Lessor represents and warrants to the Lender and the Lessee as follows:

                  (a) Due Organization; Limited Purpose. The Lessor is a limited liability company duly organized and validly existing in good standing under the laws of the State of Massachusetts; is duly qualified as a foreign limited liability company and in good standing under the laws of the State of Texas and each other state in which a Parcel of the Land is located; and has full power, authority and legal right as a limited liability company to execute, deliver and perform its obligations under this Participation Agreement and each other Operative Document to which it is or will be a party. The Lessor further represents, covenants and warrants that (i) it has been formed and exists for the sole purpose of, and will not engage in any business or other activity except as necessary in connection with, acquiring and owning the Leased Property and taking the actions contemplated on the Lessor's part under the Operative Documents and (ii) except for obligations and indebtedness of the Lessor represented by and set forth in the Operative Documents and except for obligations or indebtedness of the Lessor arising directly or indirectly from the Lessee's failure to discharge the Lessee's obligations under the Operative Documents, the Lessor will not create, incur, suffer to be created or incurred, or guarantee any obligation or indebtedness.

                  (b) Due Authorization; Enforceability, Etc. This Participation Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                  (c) No Conflict. The execution and delivery by the Lessor of this Participation Agreement and each other Operative Document to which the Lessor is or will be a party are not or will not, and the performance by the Lessor of its obligations under each and will not, violate its certificate of formation or Operating Agreement, do not and will not contravene any Applicable Law and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of the Lessor, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

                  (d) Litigation. There are no pending or threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Participation Agreement or any other Operative Documents to which it is or will be a party.

                  (e) Lessor Liens. No Lessor Liens or other Liens created by acts or omissions of the Lessor (other than Liens created by the Operative Documents) exist on the Parcel Closing Date on the related Parcel, or any portion thereof, and the execution, delivery and performance by the Lessor of this Participation Agreement or any other Operative Document to which it is or will be a party will not subject the Leased Property, or any portion thereof, to any Lessor Liens or other Liens created by the Lessor (other than by the Operative Documents). Except for Liens against the Leased Property created by the Operative Documents, Permitted Liens (other than Lessor Liens), Liens (including Lessor Liens) arising directly or indirectly from the Lessee's failure to discharge the Lessee's obligations under the Operative Documents, the Lessor further represents and warrants that it will not create, suffer to be created or permit any Liens on the Leased Property.

                  (f) Employee Benefit Plans. The Lessor is not and will not be making its Contribution Advances hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

         SECTION 4.3 Covenant of Lender. Upon payment by Lessee of the purchase price for the Leased Property pursuant to Article XV of the Lease, Lender will release the lien of the Operative Documents against the Leased Property.

         SECTION 4.4 Tax Treatment. (a) The parties hereto agree that it is the Lessee's intention that for Federal, state and local income Tax purposes (i) the Lease be treated as the repayment and security provisions of a loan to the Lessee, all rights to the principal and interest of which have been assigned by the Lessor to the Lender, (ii) the Lessee be treated as the legal and beneficial owner entitled to any and all benefits of ownership of the Property or any part thereof and (iii) all payments of Basic Rent during the Lease Term be treated as payments of interest and principal, as the case may be, to the Lender.

         (b) The Lessee agrees that neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income Tax treatment set forth in Section 4.4 (a) hereof, and the Lessee agrees that the Lessee and any such Affiliates will file such returns, maintain such records, take such actions and execute such documents as may be appropriate to facilitate the realization of such intended income Tax treatment.

         (c) The Lessor and the Lender each agree that, except to the extent required by law, neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to the income Tax benefits, deductions and/or credits which, pursuant to the intended income Tax treatment set forth in Section 4.4 (a) hereof, would otherwise be claimed or claimable by the Lessee, and that it and any such Affiliates will at the expense of the Lessee file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Lessee from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income Tax treatment, other than engaging in any contest of such treatment with any taxing authority, and if any such filing, maintenance, action or execution requested by the Lessee would result in any additional income Tax liability or expense payable by it or any Affiliate, or could reasonably be expected to result in liability or expense payable by it or any Affiliate, then the Lessee will provide an indemnity against such income Tax liability or other liability satisfactory to the Lessor or the Lender, as the case may be, in the Lessor's or the Lender's sole opinion, as the case may be.

         SECTION 4.5 Repayment Obligation of Closing Date Costs. Pursuant to
Section 2.2 (b) hereof, the Lender and the Lessor have committed to make a Funding in respect of certain Property Costs on the Closing Date. In the event that the initial Parcel Closing Date shall not have occurred by July 1, 1998, the Lessee hereby covenants and agrees to pay the following amounts upon the demand therefor by the Lender: (i) to the Lender, an amount equal to all principal and interest then due as of the date of payment on the Note (including Breakage Costs) and (ii) to the Lessor, an amount equal to the Contribution and all Contribution Return then due as of the date of payment thereof.

                                    SECTION 5
                             COVENANTS OF THE LESSEE

         SECTION 5.1 Qualification as to Corporate Status. The Lessee shall remain a validly existing corporation organized under the laws of the State of Texas or any other state of the United States of America and shall remain qualified to do business in all such states.

         SECTION 5.2 Further Assurances. Upon the written request of the Lessor or the Lender, the Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents to be recorded or filed at such places and times in such manner as may be necessary to preserve, protect and perfect the interest of the Lessor and the Lender in the Leased Property as contemplated by the Operative Documents.

         SECTION 5.3  Reporting.

                  (a) Financial Statements. The Lessee shall deliver or cause to be delivered to the Lender:

                  (i) As soon as practicable, and in any event within forty-five
         (45) days after the close of each of the first three quarterly accounting periods in each Fiscal Year, the consolidated condensed balance sheet of the Lessee and its Subsidiaries as at the end of such quarterly period and the related consolidated condensed statements of operations for such quarterly period and for the elapsed portion of the current Fiscal Year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related period in the prior Fiscal Year, which financial statements shall be certified by a duly authorized officer of the Lessee that they fairly present the consolidated financial condition of the Lessee and its Subsidiaries as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, consolidated balance sheets of the Lessee and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of earnings, stockholders' equity and changes in cash-flows of the Lessee and its Subsidiaries for such Fiscal Year, setting forth in comparative form the consolidated figures for the Lessee and its Subsidiaries for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Price Waterhouse, L.L.P. or other independent public accountants of recognized national standing selected by the Lessee which report shall be unqualified as to the scope of audit and as to the status of the Lessee and its Subsidiaries as a going concern and shall state that such consolidated financial statements present fairly the financial position of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (or, in the event of a change in accounting principles, such accountants' concurrence with such change) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iii) Together with each delivery of any financial statements pursuant to clauses (i) and (ii) of this subsection, an officer's certificate of the Lessee, executed by a duly authorized officer of the Lessee, stating (A) that the signer has instituted procedures for the review of the terms of this Participation Agreement and the principal Operative Documents and the review in reasonable detail of the transactions and conditions of the Lessee and its Subsidiaries taken as a whole during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, (B) that the signer does not have knowledge of the existence as at the date of such officer's certificate, of any condition or event which constitutes an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Lessee has taken, is taking and proposes to take with respect thereto, (C) that, to the best of such officer's knowledge, the financial statements delivered pursuant to clause (i) of this subsection present fairly the financial position of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP consistently applied, and (D) that the Lessee is in compliance with each of the covenants contained in
         Section 5.4 hereof, and setting out in reasonable detail the data and calculations upon which the Officer bases such statement;

                  (iv) Promptly, and in any event within five (5) Business Days after the Lessee obtains knowledge thereof, notice of (A) the occurrence of any event which constitutes an Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Lessee propose to take with respect thereto and (B) any litigation or governmental proceedings pending against the Lessee which the Lessee determines it will disclose in the Lessee's reports filed on Forms 10-K or 10-Q with the SEC (notice being due within five Business Days of such determination); and

                  (v) With reasonable promptness, such information with respect to the financial condition of the Lessee or the Leased Property as from time to time may be reasonably requested by the Lender; provided, however, that the Lender shall keep such information confidential, except in connection with enforcement or exercise of the Lender's rights under this Participation Agreement or otherwise available at law or in equity and provided, further, that the Lender may disclose such information to the extent necessary to respond to inquiries of bank regulatory authorities or to comply with legal process or any other legal disclosure obligations, or to the extent such information has been made publicly available by parties other than the Lender.

                  (b) Other Reports. Promptly after the same are available to it, the Lessee shall deliver to the Lessor copies of all regular and periodic reports and other reports and filings (if any) made by the Lessee with the SEC, and promptly upon transmission thereof, copies of all proxy statements, financial statements, notices and reports as the Company shall send to its shareholders.

         SECTION 5.4 Financial Covenants of Lessee.

                  (a) The Lessee shall not permit Consolidated Tangible Net Worth, as determined as of the last day of any fiscal quarter, to be less than the sum of (i) $45,705,000 plus (ii) an amount equal to 30% of the sum of Consolidated Net Income for each fiscal quarter from and including the fiscal quarter beginning January 1, 1998 plus (iii) 100% of all proceeds received by the Lessee in respect of Lessee's issuance of capital stock from and after the date hereof (provided that any net loss for any fiscal quarter shall be excluded from such calculation).

                  (b) The Lessee shall not permit Consolidated Net Worth, as determined as of the last day of any fiscal quarter, to be less than (i) $65,705,000 plus (ii) an amount equal to 30% of the sum of Consolidated Net Income for each fiscal quarter from and including the fiscal quarter beginning January 1, 1998 plus (iii) 100% of all proceeds received by the Lessee in respect of Lessee's issuance of capital stock from and after the date hereof (provided that any net loss for any fiscal quarter shall be excluded from such calculation).

                  (c) The Lessee shall not permit the Fixed Charge Coverage Ratio as determined as of the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended, to be less than 1.50 to 1.00.

                  (d) The Lessee shall be permitted to incur, assume or in any manner become or be liable in respect of Debt to any one creditor or one group of creditors pursuant to a single commitment, to lend not to exceed Fifty Million Dollars ($50,000,000) provided that such Debt is only to any single creditor or group of creditors (it being understood that the Debt permitted by this subsection (d) shall never, individually or in the aggregate, exceed Fifty Million Dollars ($50,000,000)).

                  (e) The Lessee shall not incur, assume or in any manner become or be liable at any time in respect of Debt (other than that permitted by subsection (d) above or as evidenced by the transactions contemplated hereby) which, in the aggregate, exceeds Ten Million Dollars ($10,000,000).

         SECTION 5.5 Affirmative Covenants of Lessee.

         (a) Compliance with Law. The Lessee will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Payment of Taxes and Claims. The Lessee will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Lessee or any Subsidiary, provided that neither the Lessee nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Lessee or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Lessee or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Lessee or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (c) Corporate Existence. The Lessee will at all times preserve and keep in full force and effect its corporate existence. The Lessee will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Lessee or a Subsidiary) and all rights and franchises of the Lessee and its Subsidiaries unless, in the good faith judgment of the Lessee, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         (d) Maintenance of Properties. The Lessee will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 5.5(d) shall not prevent the Lessee or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Lessee has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.



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



                                    SECTION 6
                         TRANSFERS BY LESSOR AND LENDER

         SECTION 6.1 Lessor Transfers. The Lessor shall not assign, convey, encumber or otherwise transfer all or any portion of its right, title or interest in, to or under the Leased Property or the Lease (except pursuant to the Mortgages, the Assignment of Lease and Rents or pursuant to Article VI of the Lease) or any of the Operative Documents without obtaining the prior written consent of the Lender and the Lessee.

         SECTION 6.2 Lender Transfers. The Lender shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any of the Operative Documents without the prior written consent of the Lessee and the Lessor (such consent not to be unreasonably withheld); provided, however, that without the prior written consent of or notice to the Lessor or the Lessee, the Lender may sell participating interests in the Loans, subject to all rights and obligations hereunder, to such banks and other financial institutions as the Lender shall, in its sole discretion, determine; provided, however, that the rights of Lessee hereunder shall in no way be diminished nor any of its obligations be increased.

                                    SECTION 7
                                 INDEMNIFICATION

         SECTION 7.1 General Indemnification. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims by any third-party that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person (except to the extent such claim is covered by the insurance required by the Lease) and in any way relating to or arising out of:

                  (i) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

                  (ii) the Land or any part thereof or interest therein;

                  (iii) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part or any interest in the Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including without limitation (A) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise),
         (B) latent or other defects, whether or not discoverable, (C) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property, (D) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Lease which are in effect at any time with respect to the Leased Property or any part thereof, (E) any Claim for patent, trademark or copyright infringement and (F) Claims arising from any public improvements with respect to the Leased Property resulting in any change or special assessments being levied against the Leased Property or any Claim for utility "tap-in" fees;

                  (iv) the breach or alleged breach by the Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered under any Operative Document;

                  (v) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Participation Agreement, or the authorization of any broker or financial adviser retained or employed by any other Person who or which acts on Lessee's behalf, or the incurring of any fees or commissions to which the Lessor or the Lender might be subjected by virtue of their entering into the transactions contemplated by this Participation Agreement;

                  (vi) the existence of any Lien on or with respect to the Leased Property, the Construction, any Basic Rent or Supplemental Rent, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of or title to or interest of any Person in the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Alterations constructed by the Lessee, except in all cases the Liens listed as items (i) and (ii) in the definition of Permitted Liens; or

                  (vii) any breach of any requirement, condition, restriction or limitation in any Deed;

provided, however, that the Lessee shall not be required to indemnify any Indemnitee under this Section for (w) any Claim first asserted after the seventh
(7th) anniversary of the Lease Termination Date, (x) any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (provided that the exception set forth in this clause (x) shall not apply to Lessor Indemnitees, which the Lessee shall, in any event, be obligated to indemnify, except as provided in Section 18.12 of the Lease), (y) any Claim resulting from Lessor Liens which the Lessor is responsible for discharging under the Operative Documents or (z) any Claim which occurs or arises out of a time when the Lessee was not an owner, lessee or otherwise using or in possession of the Leased Property or any part thereof. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

         SECTION 7.2 Environmental Indemnity. Without limitation of Section 7.1, the Lessee agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including without limitation third party Claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of the Leased Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of:

                  (i) the presence on or under the Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto the Land;

                  (ii) any activity, including, without limitation, construction, carried on or undertaken on or off the Land, and whether by the Lessee, or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee, or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Land;

                  (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws;

                  (iv) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records; or

                  (v) any residual contamination on or under the Land, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

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


in any case arising or occurring (y) prior to or during the Lease Term or (z) at any time during which the Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses the Leased Property or any portion thereof; provided, however, that the Lessee shall not be required to indemnify any Indemnitee under this Section for any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (except that the exception set forth in the immediately preceding proviso shall not apply to Lessor Indemnitees, which the Lessee shall, in any event, be obligated to indemnify, except as provided in Section 18.12 of the Lease). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

         SECTION 7.3 Proceedings in Respect of Claims. The obligations and liabilities of the Lessee with respect to any Claims for which, if valid, Lessee is obligated to provide indemnification pursuant to the provisions of Section
7.1 and Section 7.2 ("Indemnified Claims"), shall be subject to the following terms and conditions:

                  (a) Whenever an Indemnitee shall have received notice that an Indemnified Claim has been asserted or threatened against such Indemnitee, the Indemnitee shall promptly notify the Lessee of such Claim, together with supporting facts and data within the possession or knowledge of the Indemnitee related thereto, provided that the failure to deliver such notice shall not relieve the Lessee of its indemnification obligations hereunder except to the extent that such failure prejudices the Lessee. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of Section 7.1 or 7.2, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

                  (b) Lessee shall defend, at its expense, such Indemnified Claim with counsel of its choice reasonably satisfactory to the Indemnitee, provided, however, that if an Event of Default has occurred and is continuing, the Indemnitee shall have the right, upon notice to and at the expense of Lessee, to undertake the defense of such Claim during the continuance of such Event of Default. The Indemnitee shall promptly notify the Lessee of any compromise or settlement proposal with respect to any such Claim and shall not unreasonably refuse to accept any such proposal if the same is acceptable to the Lessee. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under
Section 7.1 or 7.2 without the prior written consent of the Lender acting individually and on behalf of the affected Indemnitee (and Lessor hereby irrevocably so authorizes Lender to grant such consent on behalf of Lessor and the Lessor Indemnitees), which consent shall not be unreasonably withheld. The Lessee and each Indemnitee are and shall be bound to cooperate with each other in good faith in connection with the defense of any such action, suit or proceeding in providing any information and bear witness or give testimony which may be requested by counsel for any of such parties.

                  (c) Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld (it being agreed that it will not be unreasonable for the Lessee to withhold consent if such compromise or settlement adversely affects a material right or property interest of the Lessee, including, without limitation, Lessee's use, title or possession of the Leased Property), unless such Indemnitee waives its right to be indemnified under Section 7.1 or 7.2 with respect to such Claim, provided that no Indemnitee shall enter into any settlement which would adversely affect Lessee's use, title to or possession of the Leased Property without Lessee's prior written consent.

                  (d) Upon payment in full of any Claim by the Lessee pursuant to Section 7.1 or 7.2 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense) including claims (subject to the provisions of this Section 7 and Section 18.12 of the Lease) against another Indemnitee and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such Claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such Claims.

                  (e) Any amount payable to an Indemnitee pursuant to Section
7.1 or 7.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, and if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the expense of the Lessee.

                  (f) If Lessee fails to assume the defense of an Indemnified Claim within a reasonable time (and in any event not more than 30 days) after receipt of notice thereof from the Indemnitee, the Indemnitee will (upon delivering notice to such effect to the Lessee) have the right to undertake, at the Lessee's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Lessee, subject to the right of the Lessee (provided no Event of Default shall have occurred and remained outstanding) to assume the defense of such Claim at any time prior to the settlement, compromise or final determination thereof, and provided however, that the Indemnitee shall not enter into any such compromise or settlement without the written consent of the Lessee, which shall not be unreasonably withheld, as aforesaid, and provided further that no Indemnitee shall enter into any such settlement which would adversely affect Lessee's use, title to or possession of the Leased Property without Lessee's prior written consent. In the event the Indemnitee assumes the defense of any such Claim, the Indemnitee will cooperate with the Lessee in keeping the Lessee reasonably informed of the progress of any such defense, compromise or settlement.

                  (g) Nothing contained in this Section 7.3 shall be deemed to expand the obligation of the Lessee to defend or be responsible for indemnification of the Indemnitees with respect to any Claim beyond the specific indemnification obligations set forth in Sections 7.1, 7.2, 7.4, or elsewhere in the Operative Documents.

         SECTION 7.4  General Tax Indemnity.

                  (a) Except as otherwise provided in this Section, the Lessee shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for the purposes of this Section, the definition of "Taxes" excludes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or
Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, the Lessee, the Leased Property or any portion thereof or the Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of the Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) the Leased Property, the Land or any part thereof or any interest therein, (iv) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto and
(v) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

                  (b)      Sections 7.1 and 7.4(a) shall not apply to:

                           (i) Taxes on, based on, or measured by or with respect to, net income of the Lessor and the Lender (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, (B) withholding Taxes imposed by the United States or any state (1) on payments with respect to the Note, to the extent imposed by reason of a change in Applicable Law occurring after the Closing Date or (2) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Note and (C) any increase in any franchise taxes based on or otherwise measured by net income, estate, inheritance, transfer, income tax or gross income or gross receipts tax in lieu of net income over the term of the Lease, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on the Closing Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Loan, with debt service for such loan equal to the portion of the Basic Rent attributable to the Loan payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Loan at the end of the Lease Term;

                           (ii) Taxes on, based on, or in the nature of or measured by, Taxes on doing business, business privilege, capital, capital stock, net worth, or mercantile license or similar taxes other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on the Closing Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Loan, with debt service for such loan equal to the portion of the Basic Rent attributable to the Loan payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Loan at the end of the Lease Term or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes;

                           (iii) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earliest of (A) the expiration of the Lease Term with respect to the Leased Property and, if the Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and
         (B) the discharge in full of the Lessee's obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to the Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earliest of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

                           (iv) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition by such Tax Indemnitee or any related Tax

         Indemnitee of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents (including a sale of an interest in the Note) or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the property by the Lessee shall not be treated as a voluntary action of any Tax Indemnitee, (B) any sale or transfer resulting from the exercise by the Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

                           (v) any Tax which is being contested in accordance with the provisions of Section 7.4(c), during the pendency of such contest;

                           (vi) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence on the part of the Lessor and the incorporators, stockholders, directors, officers, employees and agents of the Lessor or gross negligence or willful misconduct imputed to the Lessor or the Lender solely by reason of their respective interests in the Leased Property);

                           (vii) any Tax that results from a Tax Indemnitee engaging, with respect to the Leased Property, in transactions other than those permitted by the Operative Documents; or

                           (viii) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return that it is required to file in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where the Lessee did not give timely notice to Lessor (and the Lessor otherwise had no actual knowledge) of such filing requirement that would have permitted a proper and timely filing of such return or (B) results from the failure of the Lessee to supply information necessary for the proper and timely filing of such return that was not in the possession of the Lessor.

                  (c) If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section may be payable, such Tax Indemnitee shall promptly notify the Lessee. The Lessee shall be entitled, at its expense, to participate in and to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of the Lessee, on behalf of the Lessee) if and to the extent that (A) an Event of Default has occurred and is continuing, (B) such action, suit or proceeding involves matters which are unrelated to the transactions contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessee or (C) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if the Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to the Tax Indemnitee stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful; provided, however, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. Each Tax Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section without the prior written consent of the Lessee, which consent shall not be unreasonably withheld (it being agreed that it will not be unreasonable for Lessee to withhold consent if such compromise or settlement would adversely affect material rights or property interests of the Lessee, including, without limitation, Lessee's use, title or possession of the Leased Property), unless such Tax Indemnitee waives its right to be indemnified under this Section with respect to such Claim, provided the settlement would not adversely affect materials rights or property interests of the Lessee, including, without limitation, Lessee's use, title or possession of the Leased Property. Notwithstanding anything contained herein to the contrary, (i) a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a Claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section with respect to such Claim (and any related Claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (ii) no Tax Indemnitee shall be required to contest any Claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of the Lessee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and the Lessee shall consult in good faith with each other regarding the conduct of such contest controlled by either.

                  (d) If (i) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by the Lessee pursuant to this Section or (ii) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by the Lessee pursuant to this Section, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section, which reduction in Taxes was not taken into account in computing such payment by the Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Lessee the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or an amount equal to such reduction in Taxes, as the case may be; provided, however, that no such payment shall be made so long as an Event of Default shall have occurred and be continuing; and provided, further, that the amount payable to the Lessee by any Tax Indemnitee pursuant to this subsection shall not at any time exceed the aggregate amount of all indemnity payments made by the Lessee under this Section to such Tax Indemnitee and all related Tax Indemnitees with respect to the Taxes which gave rise to a credit or refund or with respect to the Tax which gave rise to a reduction in Taxes less the amount of all prior payments made to the Lessee by such Tax Indemnitee and related Tax Indemnitees under this Section. Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Lessee pursuant to this Section and to maximize the amount of any Tax savings available to it. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Lessee under this subsection shall be treated as a Tax for which the Lessee is obligated to indemnify such Tax Indemnitee hereunder.

                  (e) Any Tax indemnifiable under this Section shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to this Section shall be made directly to the Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its Address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                  (f) If the Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section, the Lessee shall, if the Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the Leased Property in the Lessee except to the extent contrary to financial reporting requirements); Provided, however, that if the Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, the Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably available to the Lessee.

                  (g) At the Lessee's request, the amount of any indemnity payment by the Lessee or any payment by a Tax Indemnitee to the Lessee pursuant to this Section shall be verified and certified by an independent public accounting firm selected by the Lessee and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in Lessee's favor of 5% or more, the costs of such verification shall be borne by the Lessee. In no event shall the Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification; provided, however, that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation of this Participation Agreement are not within the scope of the independent accounting firm's responsibilities.

         SECTION 7.5 Increased Costs, etc.

                  (a) Changes; Legal Restrictions. Subject to the provisions of
Section 8.12, in the event that after the date hereof (i) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority or (ii) compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                  (A) does or will subject the Lender to any tax, duty or other charge of any kind which the Lender determines to be applicable to the Operative Documents or the Loan or change the basis of taxation of payments to the Lender of principal, interest, invested amount, yield, fees or any other amount payable hereunder, except for taxes imposed on or measured by the overall net income of the Lender; or

                  (B) does or will impose, modify, or hold applicable, in the determination of the Lender, any reserve, special deposit, liquidity ratio, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, the Lender;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining the Loan or to reduce any amount receivable thereunder and the Lender gives the Lessee notice of any of the foregoing and the approximate amount of such cost increase within 120 days after the calendar year in which such increased costs were incurred by the Lender, then, in any such case, the Lessee shall promptly pay to the Lender on an After-Tax Basis, within thirty (30) days after demand made in writing by the Lender to the Lessee, such amount or amounts (based upon an allocation thereof by the Lender to the financing transactions contemplated by the Operative Documents and affected by this Section) as may be reasonably necessary to compensate the Lender for any such additional cost incurred or reduced amount received. The Lender shall deliver to the Lessee a written statement of the costs or reductions claimed and the basis therefor, and the allocation made by the Lender of such costs and reductions shall be conclusive, absent demonstrable error.

                  (b) Capital Adequacy. Subject to the provisions of Section 8.12, if the Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder (including, without limitation, the Loan) to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy), then from time to time, within thirty (30) days after demand made in writing by the Lender to the Lessee, the Lessee shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction. The Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection, will give prompt written notice thereof to the Lessee which notice shall show in reasonable detail the basis for calculation of such additional amounts. Such notice shall be conclusive absent demonstrable error.

         SECTION 7.6 End of Term Indemnity. In the event that at the end of the Lease Term (i) the Lessor elects the option set forth in Section 15.6 of the Lease and (ii) after the Lessor receives the sales proceeds from the Leased Property under Section 15.6 or 15.7 of the Lease together with the Lessee's payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then the Lessor or the Lender may obtain, at the Lessee's sole cost and expense, an appraisal report of each Property from the appraiser who prepared the most recent appraisal of the Property prepared in accordance with Section 3 hereof (or if such appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Lender, as the case may
be) in form and substance satisfactory to the Lessor and the Lender to establish the reason for any decline in value of the Leased Property from that anticipated for such date in the appraisals delivered in accordance with Section 3 hereof. The Lessee shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent any appraisal report delivered pursuant to the preceding sentence concludes that any such decline was due to (i) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace the Property in a manner consistent with reasonable preservation of its value, failure to comply with all Applicable Laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the reasonable power of the Lessee to control or effect resulting in Improvements failing to constitute a warehouse and distribution facility (excepting in each case ordinary wear and tear), (ii) any Alteration made to, or any rebuilding of, the Leased

Property or any part thereof by the Lessee, (iii) any restoration or rebuilding carried out by the Lessee or any condemnation of any portion of the Leased Property pursuant to Article XI of the Lease (after taking into account any Award in respect thereof) or (iv) any use of the Leased Property or any part thereof by the Lessee other than as permitted pursuant to Article VIII of the Lease. The parties hereto acknowledge and agree that the obligation imposed upon the Lessee under this Section arises from a higher standard of maintenance of the Leased Property than that required under Article VII of the Lease and is applicable whether or not the Lessee has failed to comply with any such other obligations under the Operative Documents.

         SECTION 7.7 Exculpation. The Lender has and shall have no liability or obligation whatsoever or howsoever in connection with the construction, completion or management of the Improvements, and has no obligation except to make Loan Advances as provided in this Participation Agreement and the Loan Agreement, and the Lender is not obligated to inspect the Improvements; nor is the Lender liable and under no circumstances whatsoever shall the Lender be or become liable for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure the Improvements, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or non-performance of any obligation of the Lessor or the Lessee to the Lender or to any other person, firm or entity without limitation; and nothing, including without limitation, any disbursement of Loan Advances or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, on the Lender's part. Further, the Lessee shall be solely responsible for all aspects of the Lessee's business and conduct in connection with the construction, completion and management of the Improvements including, but not limited to:

         (a)      The quality and suitability of the Plans and Specifications;

         (b)      Supervision of the work of Construction;

         (c) The qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors and material suppliers and consultants;

         (d) Conformance of the work of Construction and the Improvements to the requirements of all Applicable Laws and public and private restrictions and requirements and to the requirements of this Participation Agreement;

         (e)      The quality and suitability of all materials and workmanship;
                  and

         (f) The accuracy of all requests for the disbursement proceeds of the Loans and the proper application of disbursed proceeds of the Loan.

         The Lender shall have no obligation to supervise, inspect or inform the Lessee, the Lessor or any third party of any aspect of the work or construction of the Improvements or any other matter referred to above. Any inspection or review made by or on behalf of the Lender shall be made for the purpose of determining whether or not the obligations of the Lessee under this Participation Agreement are being properly discharged, and neither the Lessee, the Lessor nor any third party shall be entitled to rely upon any such inspection or review.

         The Lender owes no duty of care to the Lessee or the Lessor or any third person to protect against or inform the Lessee, the Lessor or any third person of the existence of negligent, faulty, inadequate or defective design or construction of the Improvements.

         SECTION 7.8 Role of Lender. Any term or condition hereof or of any of the other Operative Documents to the contrary notwithstanding, the Lender shall not have, and by its execution and acceptance of this Participation Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the Improvements or business and affairs of the Lessee and any term or condition hereof, or of any of the other Operative Documents, permitting the Lender to disburse funds, whether from the proceeds of the Loan or otherwise, or to take or refrain from taking any action with respect to the Lessee or the Improvements shall be deemed to be solely for the benefit of the Lender and may not be relied upon by any other person. Further, the Lender shall not have, has not assumed and by its execution and acceptance of this Participation Agreement hereby expressly disclaims, any liability or responsibility for the payment or performance of any indebtedness or obligation of the Lessee or the Lessor and no term or condition hereof, or of any of the other Operative Documents, shall be construed otherwise.

         SECTION 7.9 Lender's Benefits. All conditions precedent to the obligation of Lender to make any Loan Advance are imposed hereby solely for the benefit of Lender. No party other than the Lessor may require satisfaction of any such condition precedent. No other party (including the Lessor) shall be entitled to assume that Lender will refuse to make any Loan Advance in the absence of strict compliance with such conditions precedent. Any requirement of this Participation Agreement and any requirement of the Loan Agreement may be waived by Lender, in whole or in part, at any time. Any requirement herein or in any other Operative Document of submission of evidence to Lender of the existence or non-existence of a fact shall be deemed, also, to be a requirement that the fact shall exist or not exist, as the case may be, and without waiving any condition or obligation of the Lessee or the Lessor, Lender may at all times independently establish to its satisfaction such existence or non-existence.

         SECTION 7.10 Lessor's Benefits. All conditions precedent to the obligation of Lessor to make any Contribution Advance are imposed hereby solely for the benefit of Lessor. No party other than the Lender may require satisfaction of any such condition precedent. No other party (including the Lender) shall be entitled to assume that Lessor will refuse to make any Contribution Advance in the absence of strict compliance with such conditions precedent. Any requirement of this Participation Agreement and any requirement of the Loan Agreement may be waived by Lessor, in whole or in part, at any time. Any requirement herein or in any other Operative Document of submission of evidence to Lessor of the existence or non-existence of a fact shall be deemed, also, to be a requirement that the fact shall exist or not exist, as the case may be, and without waiving any condition or obligation of the Lessee or the Lessor, Lender may at all times independently establish to its satisfaction such existence or non-existence.


                                    SECTION 8
                                  MISCELLANEOUS

         SECTION 8.1 Survival of Agreements. The indemnities of the parties provided for in Section 7 of this Participation Agreement, shall survive the termination or expiration of this Participation Agreement and any of the other Operative Documents (including, without limitation, the termination of the Lease pursuant to Section 15.7 thereof in connection with the Lessee's payment of the Recourse Deficiency Amount), any disposition of any interest of the Lessor, or the Lender in the Leased Property and shall be and continue in effect in accordance with their terms notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. The representations, warranties, covenants and agreements of the parties provided for in the Operative Documents shall not be merged into the any Deed.

         SECTION 8.2 Notices. Unless otherwise specified herein or in an applicable Operative Document, it shall, for purposes of this Participation Agreement and the other Operative Documents, be sufficient service or giving of any notice, request, complaint, demand, instruction or other instrument or document to any Person, if it is in writing to the Address set forth below. Any notice given by telecopy or facsimile transmission shall be deemed given when sent provided confirmed by regular U.S. mail. Any notice given by mail shall be deemed to be given when sent by registered or certified mail, return receipt requested. Any notice sent by any party hereto under the Operative Documents shall also be sent to the other parties to this Participation Agreement. The parties hereto may designate, by notice given to each of the other parties, any further or different addresses than those set forth below to which subsequent notices shall be sent. For purposes of the Operative Documents (but subject to the preceding sentence), the Address of the Lessee, the Lender and the Lessor is as follows:

         (i)      Lessee       Eagle USA Airfreight, Inc.
                                       15330 Vickery Drive
                                       Houston, Texas 77032
                                       Attention: Douglas A. Seckel
                                       Facsimile No.: (281) 618-3423
                                       Telephone No.: (281) 618-3420

         (ii)     Lender       Bank One, Texas, N.A.
                                       Bank One Center
                                       7th Floor
                                       910 Travis
                                       Houston, Texas 77002
                                       Attention: John Elam
                                       Facsimile No.: (713) 751-6199
                                       Telephone No.: (713) 751-3806

         (iii)    Lessor       Asset XVI Holdings Company, L.L.C.
                                       c/o JH Management Corporation
                                       Room 520
                                       One International Place
                                       Boston, Massachusetts 02110
                                       Attention: Anne Brennan
                                       Facsimile No.: (617) 951-7050
                                       Telephone No.: (617) 951-7690

         SECTION 8.3 Counterparts. This Participation Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this agreement,
(a) the signature pages taken from the separate individually executed counterparts of this agreement may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature for all purposes. All executed counterparts of this Participation Agreement shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

         SECTION 8.4 Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to any party thereto except with the prior written consent of such party thereto and, in all cases, the Lender and the Lessee. If and to the extent that this Participation Agreement, the Loan Agreement, the Note, the Lease, the Assignment of Lease and Rents or the Mortgages constitutes an amendment, supplement, termination, waiver or other modification to any Operative Document, each of the parties hereto, by its execution of this Participation Agreement, shall be deemed to have given its written consent to such amendment supplement, termination, waiver or other modification.

         SECTION 8.5 Headings, Etc. The Table of Contents and headings of the various Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 8.6 Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto, their successors and their permitted assigns.

         SECTION 8.7 Governing Law. THIS PARTICIPATION AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         SECTION 8.8 No Recourse. No recourse shall be had for any claims under this Participation Agreement, other than for wilful misrepresentation or intentional misconduct, against any incorporator, shareholder, officer, manager, member or director, past, present or future, of Lessor or of any successor or of Lessor's constituent members or other affiliates or of JH Management Corporation, or against JH Management Corporation, either directly or through Lessor or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the acceptance hereof, expressly waived and released.

         SECTION 8.9  Expenses.

                  (a) Expenses of Lessor and Lender. The reasonable fees, expenses and disbursements (including reasonable counsel fees) of the Lessor and the Lender in connection with the Operative Documents incurred from and after the Closing Date shall be paid by the Lessee as Supplemental Rent upon demand therefor by the Lessor, provided that no such fees shall be payable by Lessee unless specifically authorized by the Operative Documents.

                  (b) Amendments Supplements and Appraisal. The Lessee agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Lessor and the Lender in connection with the successful amendment or supplementing of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the fees and disbursements of counsel for the Lessor and the Lender).

         SECTION 8.10 Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8.11 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the District of Texas and appellate courts from any thereof, (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.2 or at such other address of which the other parties hereto shall have been notified pursuant to Section 8.2 and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

         SECTION 8.12 Limitation on Interest. Any provision to the contrary contained in this Participation Agreement or in any of the other Operative Documents notwithstanding, it is expressly provided that in no case or event shall the aggregate of (i) all interest payable by the Lessee or the Lessor and
(ii) the aggregate of any other amounts accrued or paid pursuant to this Participation Agreement or any of the other Operative Documents, which under applicable laws are or may be deemed to constitute interest, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received. In this connection, it is expressly stipulated and agreed that it is the intent of the Lessee, the Lessor and the Lender to contract in strict compliance with the applicable usury laws of the State of Texas and of the United States (whichever permit the higher rate of interest) from time to time in effect. In furtherance thereof, none of the terms of this Participation Agreement or any of the other Operative Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum contract interest rate permitted to be contracted for, charged or received by the applicable laws of the United States or the State of Texas (whichever permit the higher rate of interest). The Lessee, the Lessor and the other parties now or hereafter becoming liable for payment of any indebtedness under this Participation Agreement or any other Operative Documents shall never be liable for interest in excess of the maximum rate that may be lawfully contracted for or charged under the laws of the State of Texas and of the United States (whichever permit the higher rate of interest). If under any circumstances the aggregate amounts paid include amounts which by law are deemed interest which would exceed the maximum amount of interest which could lawfully have been contracted for, charged or received, the parties stipulate that such amounts will be deemed to have been paid as a result of an error on the part of the parties, and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund the amount of such excess or at the Lender's option, credit such excess against any unpaid principal balance owing. To the maximum extent permitted by applicable law, all amounts contracted for, charged or received for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loan. The provisions of this Section 8.12 shall control all of the Operative Documents.

         Section 8.13 Waiver of Consumer Rights. Each of the parties hereto does hereby represent and warrant with and to each of the other parties hereto that
(a) it is not in a significantly disparate bargaining position, (b) it is represented by legal counsel in seeking or acquiring goods or services and such legal counsel was not directly nor indirectly identified, suggested or selected by another party hereto, (c) it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction, including the transaction evidenced by the Operative Documents, and (d) the Operative Documents are not a result of any disparity in bargaining position among the Lessee, the Lessor and the Lender and were negotiated on an arms-length basis and represent the bargained-for agreement of parties. EACH PARTY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, IT VOLUNTARILY CONSENTS TO THIS WAIVER.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                       EAGLE USA AIRFREIGHT, INC., as Lessee


                                       By:
                                          ----------------------------------
                                       Name:  Douglas A. Seckel
                                       Title: Chief Financial Officer

                                       ASSET XVI HOLDINGS COMPANY, L.L.C.,
                                       as Lessor

                                       By  Asset Holdings Corporation I, a
                                           Delaware corporation, its managing
                                   member

                                           By:
                                              ------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                       BANK ONE, TEXAS, N.A., as Lender

                                       By:
                                          ----------------------------------
                                       Name:  John E. Elam, Jr.
                                       Title: Vice President

                                   APPENDIX I
                                       TO
                         MASTER PARTICIPATION AGREEMENT
            MASTER LEASE AND DEVELOPMENT AGREEMENT AND LOAN AGREEMENT

                         DEFINITIONS AND INTERPRETATION

                               [See separate text]

                                   APPENDIX II
                           FORM OF FUNDING REQUISITION


                                     [Date]



Bank One, Texas, N.A.
Bank One Center
7th Floor
910 Travis
Houston, Texas 77002
Attention: John Elam

Asset XVI Holdings Company, L.L.C.
c/o JH Management Corporation
Room 520
One International Place
Boston, Massachusetts  02110
Attn:  Anne Brennan

         Re: Request for Loan Advances and a Contribution Advance under that certain Master Participation Agreement, dated as of April 3, 1998 (the "Participation Agreement"), by and among Asset XVI Holdings Company, L.L.C., as Lessor (the "Lessor"), Eagle USA Airfreight, Inc., as Lessee (the "Lessee"), and Bank One, Texas, N.A. as Lender (the "Lender")

         I, [Name], [Officer] of the Lessee, [or its agent], acting for the Lessee and as agent for the Lessor pursuant to the Participation Agreement, submit this irrevocable Funding Requisition and certify, on behalf of the Lessee, the following (all terms not defined herein shall have the meanings given in the Participation Agreement):

                  1. The total amount of the Property Costs for which a Funding is hereby requested is ___________ Dollars ($________). The Lender and the Lessor are each hereby requested to make on the Funding Date of __________ [at least 3 Business Days after the submission date] a Loan Advance or Contribution Advance, as applicable (subject to the satisfaction or waiver of all conditions precedent thereto), which in the aggregate total the amount of the Funding set forth in the first sentence of this paragraph and allocated in accordance with the Participation Agreement, in the manner herein described.








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


                  2. The Funding relates to the following Parcels of the Land in the following amounts.

           Parcel                                Loan                                  Contribution
           ------                                ----                                  -------------
           Parcel I                              $______________________               $______________________
           Parcel II                             $______________________               $______________________
           Parcel III                            $______________________               $______________________
           Parcel IV                             $______________________               $______________________
            [ADD FURTHER ROWS, IF MORE THAN FOUR PARCELS COMPRISE THE LEASED PROPERTY]

                  3. The Lessee certifies that all conditions precedent to the requested Funding contained in the Operative Documents have been satisfied.

                  4. The Lessee acknowledges that the [Base Rate][Applicable LIBOR Rate] shall apply to the requested Funding. [For LIBOR Fundings] The duration of the Interest Period applicable to the Loan Advance and the Contribution Advance requested hereby shall be one month. [For Base Rate Fundings] The Lessee acknowledges that the Base Rate shall apply until the next Loan Payment Date which is more than 3 Business Days after the submission of this Funding Requisition, and unless the Lessee shall otherwise request, the Applicable LIBOR Rate shall apply thereto, and the Funding Date for the Contribution Advance requested herein shall be the next Loan Payment Date which is more than 3 Business Days after the submission of this Funding Requisition.

                  5. The proceeds of the Funding requested herein shall be used solely to pay Property Costs.

                  6. No part of the Property Costs paid with the funds advanced under any previous Funding Requisition is a basis for this Funding Requisition, and none of the Property Costs which are the subject of this Funding Requisition was included in any prior Funding Requisition or is in respect of interest on the Note.

                  7. Attached to this Funding Requisition is a copy of each invoice, purchase order, receipt or other such document (the "Invoices") for Property Costs, which, individually, is in an amount in excess of $500,000, which Invoices will be, or have been, paid with the proceeds of this Funding, or, as applicable, the previous Fundings.

                  8. Construction of all Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications therefor, and in compliance with Applicable Law.

                  9. There has been no material change in the estimated time of completion of construction of the Improvements and the Lessee has no reason to believe that (i) the Completion Date cannot be achieved by the Completion Deadline or (ii) the Total Property Costs of the Construction of the Improvements will exceed the Total Commitments.

                  10. No applicable Law prohibits, and no litigation, governmental investigation or other proceeding is pending or, to the knowledge of the Lessee, threatened in which there is a reasonable possibility of an unfavorable judgment, decree, order or other determination which could prevent or make unlawful, or impose any material adverse condition upon, the Land, the Improvement or the construction or operation thereof or any transaction contemplated hereby or by any other Operative Document or the ability of the Lessee to perform its obligations hereunder or thereunder or, to the Lessee's knowledge, the Lessor's interest in the Improvements and the Land.

                  11. All amounts previously advanced pursuant to previous Funding Requisitions were or will be paid to the parties entitled thereto as specified in such Funding Requisitions.

                  12. All proceeds of the Loan and the Contribution have been applied solely to Property Costs as required under the Operative Documents.

                  13. [Except as set forth in this item 13,] all conditions precedent to the Funding requested herein set forth in the Participation Agreement (as defined below) have been satisfied: [identify unfulfilled conditions, the actions being taken by the Lessee to satisfy such conditions and the date(s) by which the Lessee plans to satisfy such conditions].

                  14. All of the representations and warranties of the Lessee set forth in the Operative Documents are true and correct on and as of the date hereof or, as applicable, on and as of the date specified in such representation and warranty. The Lessee is in compliance with all of its obligations under the Operative Documents and there exists no Event of Default under the Operative Documents.

                  15. The name, address and wire instructions for the disbursement of the requested Advance is set forth in the attachment hereto, and the Lender is hereby requested to make such disbursement of the Advance on the date set forth above in accordance with said attachment.

                                       Very truly yours,

                                       EAGLE USA AIRFREIGHT, INC.
                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------





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



                                    EXHIBIT K

                             ARCHITECT'S CERTIFICATE

         Pursuant to Section 3.2(a)(xvii) of the Participation Agreement, ________________ ______________, a _______________ ______________ (the
"Company") DOES HEREBY CERTIFY to ASSET XVI HOLDINGS COMPANY, L.L.C. and BANK ONE, TEXAS, N.A., as follows:

1. The Company has served as architect in connection with the preparation of, and has prepared (or will prepare) architectural plans and specifications (collectively, the "Plans and Specifications") for a project consisting of the construction of a warehouse and distribution facility of approximately _________ gross square feet (the "Intended Use") located on approximately ______ acres of currently unimproved land (the "Property") more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Project"). The Company has performed or will perform all related architectural design work in connection with the development of the Project pursuant to that certain contract dated _______________ by and between the Company and Eagle USA Airfreight, Inc., a copy of which is attached hereto as Exhibit B (the "Contract"). Pursuant to the Contract, the Company will act as the supervising architect during the development of the Project.

2. The Plans and Specifications provide (or will provide) for the construction referred to above which, when completed in conformity with the Plans and Specifications, will comply in all material respects with the requirements of all applicable laws of governmental authorities having jurisdiction thereof including, without limitation, The Americans with Disabilities Act of 1990 (and applicable regulations thereunder), environmental laws, erosion control laws, zoning and subdivision ordinances, land use and development laws, as well as applicable codes and regulations of municipal and city authorities. As of the date hereof, all permits required by any applicable governmental authority, will be issued or available for issuance in order to permit the development and construction of the Project in a timely manner. There are no facts or issues outstanding with respect to the construction of the Project in accordance with the Plans and Specifications which would cause any material delay or otherwise impair the issuance of all applicable permits for the construction of the Project in a timely manner or which would materially impair or delay construction of the Project in a timely manner.

3. The Plans and Specifications have been (or will be) prepared in accordance with the standards of sound architectural practice and same will specify that only new materials will be utilized. Upon completion in accordance with the Plans and Specifications, the Project will be of sound structure, free of defects, adequately constructed for its Intended Use and with its mechanical plan in working order.




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


4. It is our opinion that, upon completion of the Project in conformity with the Plans and Specifications, all applicable permits, licenses and certificates of occupancy to permit the use and operation of the Project for its Intended Use will be obtainable.

5. The construction of the Project in accordance with the Plans and Specifications will not affect any "wetlands" located on the Property, as such term is defined in Section 328.3 of Title 33 of the Code of Federal Regulations.

6.       The Plans and Specifications require the following utilities:

                  (a)      electricity
                  (b)      telephone
                  (c)      water
                  (d)      sewer
                  (e)      natural gas

7. We have confirmed that all such utilities are available to the boundaries of the Project in proper location and in sufficient capacity to adequately serve the Project upon completion of the construction in accordance with the Plans and Specifications and that satisfactory commitments for connection to and service of the Project have been obtained and that such commitments for such utilities will not have expired at the time the Project is completed.

8. The Plans and Specifications and Project comply with all applicable requirements for parking and building setback lines. There is ingress and egress to the Project from ______________________ which has been dedicated to public use and accepted for maintenance by the
         __________________________.

9. The Survey prepared by _________________ dated ____________ and last revised ____________, has been reviewed and based on said survey and a review of the site, there are no structures or utility lines on the site of the Project which will materially interfere with the construction of improvements at the site of the Project.

10. Upon completion of the Project in accordance with the Plans and Specifications, the Project will comply with all lot area, height, floor area and bulk, front, rear and side yard setbacks, and parking requirements of all zoning ordinances and all other requirements of applicable governmental authorities which apply to the Project, standing alone, separate and distinct from any adjacent or contiguous parcel. Such compliance is in no way dependent upon the common ownership of the Project with any other property, and the land upon which the project will be developed has been lawfully subdivided as a separate parcel.

11. Upon completion of the Project in accordance with the Plans and Specifications, satisfactory methods of vehicular and pedestrian access to, and egress from, the Project and adjoining or nearby public ways will be available, sufficient to meet the reasonable needs of the Project's




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

         Intended Use and all applicable requirements of public authorities. Design conditions are such that no drainage of surface or other water across the property of others, or over the site of the Project from land of others, is called for or indicated by the Plans and Specifications or required for the Project.

12. To the undersigned's best knowledge, neither the Project nor the site of the Project contain or incorporate any asbestos, PCB's, ureaformaldehyde, radioactive material, or other toxic or hazardous wastes, materials or product, as defined in federal, state or local laws and regulations.



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                                      K-3